UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

TriQuint Semiconductor, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 20, 2007

Dear Stockholders:

Our 2007 Annual Meeting of Stockholders will be held on Monday, May 14, 2007, at 9:00 a.m., Pacific time, at our headquarters facility located at 2300 NE Brookwood Parkway, Hillsboro, Oregon 97124. You are invited to attend this meeting to give us an opportunity to meet you personally and to allow us to introduce to you the key management and members of the board of directors of our company.

The formal notice of meeting, the proxy statement, the proxy card and a copy of the Annual Report on Form 10-K for the year ended December 31, 2006, are enclosed.

I hope that you will be able to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy card promptly. A prepaid reply envelope is provided for this purpose. You may also vote electronically via the Internet or by telephone. Please see “Questions and Answers about the Proxy and the Annual Meeting” and the attached proxy card for further details. Your shares will be voted at the meeting in accordance with your proxy regardless of the voting method used.

If you have shares in more than one name, or if your stock is registered in more than one way, you may receive multiple copies of the proxy materials. If so, please sign and return each proxy card you receive so that all of your shares may be voted. I look forward to meeting you at the annual meeting.

Very truly yours,

TRIQUINT SEMICONDUCTOR, INC.

/s/ Ralph G. Quinsey

RALPH G. QUINSEY

President and Chief Executive Officer

TRIQUINT SEMICONDUCTOR, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Monday, May 14, 2007

9:00 a.m. (Pacific Time)

TO OUR STOCKHOLDERS:

The 2007 Annual Meeting of Stockholders of TriQuint Semiconductor, Inc., a Delaware corporation (“TriQuint,” “we,” “us” or “our company”), will be held on Monday, May 14, 2007, at 9:00 a.m., Pacific time, at 2300 NE Brookwood Parkway, Hillsboro, Oregon 97124, for the following purposes:

1.	To elect seven directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified;

2.	To ratify the audit committee’s appointment of KPMG LLP as TriQuint’s independent registered public accounting firm for the fiscal year ending December 31, 2007;

3.	To approve an amendment to the 1996 stock incentive program to (i) increase the aggregate number of shares of common stock that may be issued under such program by 5,000,000 shares to a total of 41,050,000 and (ii) decrease the automatic grant provisions for our non-employee chairman;

4.	To approve (i) the adoption of the TriQuint 2007 Employee Stock Purchase Plan, (ii) the reservation of 2,000,000 shares of Common Stock that may be issued thereunder; and (iii) the adoption of a provision for an annual increase in the number of shares available for issuance under the 2007 Employee Stock Purchase Plan on January 1st of each year beginning in 2008, in an amount equal to the lesser of: (a) 3,000,000 shares of common stock (b) 1.5% of the number of shares of common stock outstanding on the last day of the immediately preceding fiscal year or (c) an amount determined by the board of directors; and

5.	To transact such other business as may properly come before the annual meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or before any adjournment thereof.

The foregoing items of business are described in greater detail in the proxy statement accompanying this notice. Stockholders who owned shares of our common stock at the close of business on Monday, March 26, 2007, are entitled to attend and vote at the annual meeting. A complete list of these stockholders will be available during normal business hours for ten days prior to the meeting at our headquarters located at 2300 NE Brookwood Parkway, Hillsboro, Oregon 97124. A stockholder may examine the list for any legally valid purpose relating to the meeting. The list will also be available during the annual meeting for inspection by any stockholder present at the meeting.

Whether or not you plan to attend the annual meeting, please complete, sign, date and return the enclosed proxy card as promptly as possible in the accompanying reply envelope. You may also vote electronically via the Internet or by telephone. For specific instructions, please refer to the information provided with your proxy card.

For the Board of Directors of

TRIQUINT SEMICONDUCTOR, INC.

/s/ Stephanie J. Welty

Stephanie J. Welty

Vice President, Finance and Administration,

Chief Financial Officer and Secretary

Hillsboro, Oregon

April 20, 2007

YOUR VOTE IS IMPORTANT

PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS

PROMPTLY AS POSSIBLE AND RETURN IT IN THE ACCOMPANYING REPLY ENVELOPE OR VOTE VIA THE TELEPHONE OR INTERNET AS SOON AS POSSIBLE.

2007 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Page
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION	2
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING	3
– Why am I receiving these materials?	3
– What information is contained in these materials?	3
– What proposals will be voted on at the annual meeting?	3
– How does the board recommend that I vote?	3
– What shares owned by me can be voted?	3
– What is the difference between holding shares as a stockholder of record and as a beneficial owner?	4
– How can I vote my shares in person at the annual meeting?	4
– How can I vote my shares without attending the annual meeting?	4
– Can I change my vote?	4
– How are votes counted?	5
– What is the quorum requirement for the annual meeting?	5
– What is the voting requirement to approve each of the proposals?	6
– Who are the proxyholders and what do they do?	6
– May I cumulate my votes?	6
– What does it mean if I receive more than one proxy or voting instruction card?	6
– Why am I only receiving one set of materials even if I receive multiple proxy cards?	6
– How can I revoke my proxy?	7
– Where can I find the voting results of the annual meeting?	7
– What happens if additional proposals are presented at the annual meeting?	7
– Who will count the vote?	7
– Is my vote confidential?	7
– Who will bear the cost of soliciting votes for the annual meeting?	7
– What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?	8
– How do I communicate with the board?	9
– Are there any other matters to come before the meeting?	9
PROPOSAL NO. 1—Election of Directors	10
CORPORATE GOVERNANCE AND OTHER MATTERS	12
DIRECTOR COMPENSATION TABLE	16
REPORT OF THE AUDIT COMMITTEE.	18
PROPOSAL NO. 2—Ratification of independent registered public accounting firm.	20
PROPOSAL NO. 3—Amendment to the 1996 Stock Incentive Program.	22
PROPOSAL NO. 4—Approval for the adoption of the 2007 Employee Stock Purchase Plan, the reservation of shares and the adoption of a provision for an annual increase in the number of shares available for issuance.	29
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	34
SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	35
COMPENSATION COMMITTEE REPORT	36
EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS	37
EXECUTIVE COMPENSATION	42
– Summary Compensation Table	42
– Grants of Plan-Based Awards	44
– Outstanding Equity Awards at Fiscal Year-End	45
– Option Exercises and Stock Vested	46
– Pension Benefits	46
– Nonqualified Deferred Compensation	46
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE	53
EQUITY COMPENSATION PLAN INFORMATION	53
OTHER MATTERS	56

TRIQUINT SEMICONDUCTOR, INC.

PROXY STATEMENT FOR THE

2007 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

The enclosed proxy is solicited on behalf of the board of directors of TriQuint Semiconductor, Inc., a Delaware corporation (“TriQuint,” “we,” “us,” “our,” or “our company”), for use at our 2007 Annual Meeting of Stockholders, or at any adjournment. The annual meeting will be held on Monday, May 14, 2007, at 9:00 a.m., Pacific time, for the purposes set forth in the accompanying notice of annual meeting of stockholders. The annual meeting will be held at 2300 NE Brookwood Parkway, Hillsboro, Oregon 97124. Our telephone number at that location is (503) 615-9000.

This proxy statement and the enclosed proxy card were mailed on or about April 20, 2007, together with our 2006 Annual Report on Form 10-K for the year ended December 31, 2006, to all stockholders entitled to vote at the annual meeting.

Record Date and Shares Outstanding

Only stockholders of record at the close of business on March 26, 2007, are entitled to attend and vote at the annual meeting. On the record date, 139,056,377 shares of our common stock were outstanding and held of record by 466 stockholders. The closing price of our common stock on the NASDAQ Global Market on the record date was $5.09 per share.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Although we encourage you to read the enclosed proxy statement in its entirety, we include this question and answer section to provide some background information and brief answers to several questions you might have about the annual meeting.

Q:	Why am I receiving these materials?

A:	TriQuint’s board of directors (the “board”) is providing these proxy materials for you in connection with TriQuint’s annual meeting of stockholders, which will take place on May 14, 2007, at 9:00 a.m. Stockholders are invited to attend the annual meeting and are requested to vote on the proposals described in this proxy statement.

Q:	What information is contained in these materials?

A:	The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of directors and our most highly paid officers, and certain other required information. TriQuint’s 2006 Annual Report on Form 10-K and audited financials statements, a proxy card and a return envelope are also enclosed.

Q:	What proposals will be voted on at the annual meeting?

A:	There are four proposals scheduled to be voted on at the annual meeting:

•	the election of directors (Proposal No. 1); and

•	the ratification of the audit committee’s appointment of KPMG LLP as TriQuint’s independent registered public accounting firm for the fiscal year ending December 31, 2007 (Proposal No. 2);

•	the amendment to the 1996 Stock Incentive Program (Proposal No. 3); and

•

the approval for the adoption of the 2007 Employee Stock Purchase Plan, the reservation of shares and the adoption of a provision for an annual increase in the number of shares available for issuance (Proposal No. 4).

We will also consider other business that properly comes before the annual meeting.

Q:	How does the board recommend that I vote?

A:	TriQuint’s board recommends that you vote your shares “FOR” each of the nominees to the board; “FOR” the ratification of the audit committee’s appointment of independent registered public accounting firm; “FOR” the amendment to the 1996 Stock Incentive Program; and “FOR” the approval of the 2007 Employee Stock Purchase Plan, the reservation of shares and the provision for an annual increase in the number of shares available for issuance.

Q:	What shares owned by me can be voted?

A:	All shares of TriQuint common stock owned by you as of the close of business on March 26, 2007, (the “Record Date”) may be voted by you. On all matters other than the election of directors, you may cast one vote per share of common stock that you held on the Record Date. These shares include shares that are: (1) held directly in your name as the stockholder of record, and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee or shares acquired through the Sawtek Employee Stock Option Plan and 401(k) Plan.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Most stockholders of TriQuint hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with TriQuint’s transfer agent, Mellon Investor Services, LLC, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by TriQuint. As the stockholder of record, you have the right to grant your voting proxy directly to TriQuint or to vote in person at the annual meeting. TriQuint has enclosed a proxy card for you to use. You may also vote by Internet or by telephone as described below under “How can I vote my shares without attending the annual meeting?”

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the annual meeting unless you obtain a legal proxy from your broker or other nominee authorizing you to vote your shares at the annual meeting. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee regarding how to vote your shares. You may also vote by Internet or by telephone as described below under “How can I vote my shares without attending the annual meeting?”

Q:	How can I vote my shares in person at the annual meeting?

A:	Shares held directly in your name as the stockholder of record may be voted in person at the annual meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification. Even if you plan to attend the annual meeting, TriQuint recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the annual meeting.

Shares held in street name may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the shares.

Q:	How can I vote my shares without attending the annual meeting?

A:	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the annual meeting by Internet, telephone or completing and mailing your proxy card or voting instruction card in the enclosed pre-paid envelope. Please refer to the enclosed materials for details. The Internet and telephone voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to vote their shares and confirm that their voting instructions have been properly recorded.

Q:	Can I change my vote?

A:	You may change your proxy instructions at any time prior to the vote at the annual meeting. You may accomplish this by entering a new vote by Internet, by telephone, by delivering a written notice of revocation to the corporate secretary of our company, by granting a new proxy card or new voting instruction card bearing a later date (which automatically revokes the earlier proxy instructions), or by attending the annual meeting and voting in person. Attendance at the annual meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

Q:	How are votes counted?

A:	In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. With respect to the elections for ratification of the appointment of our independent registered public accounting firm, for the amendment of the 1996 Stock Incentive Program and for the adoption of the 2007 Employee Stock Purchase Plan, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN,” your vote has the same effect as a vote “AGAINST.” If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the board.

If you return a proxy card that indicates an abstention from voting in all matters, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be voted on any matter at the annual meeting. Consequently, if you abstain from voting on the proposal to elect directors, your abstention will have no effect on the outcome of the vote with respect to this proposal. If you abstain from voting on the proposal for the ratification of the audit committee’s appointment of KPMG LLP as our independent registered public accounting firm, the amendment of the 1996 Stock Incentive Program or on the adoption of the 2007 Employee Stock Purchase Plan, your abstention will have the same effect as a vote against the proposals.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote or votes cast on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained.

Under the rules that govern brokers who have record ownership of shares that are held in street name for their clients, who are the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares “for” routine matters but expressly instructing that the broker is not voting on non-routine matters. A broker non-vote occurs when a broker expressly instructs on a proxy card that the broker is not voting on a matter, whether routine or non-routine. Proposals One and Two contained in these proxy materials are considered routine matters, so unless you have provided otherwise, your broker will have discretionary authority to vote your shares. Proposals Three and Four are non-routine matters and your broker will not have the discretion to vote your shares on these matters without your explicit authorization. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum but are not counted for determining the number of votes cast for or against a proposal.

Q:	What is the quorum requirement for the annual meeting?

A:	The quorum requirement for holding the annual meeting and transacting business is a majority of the outstanding shares entitled to be voted. The shares may be present in person or represented by proxy at the annual meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Thus, broker non-votes will not affect the outcome of any of the matters being voted on at the annual meeting. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares.

Q:	What is the voting requirement to approve each of the proposals?

A:	In the election of directors, the seven persons receiving the highest number of “FOR” votes will be elected. The proposal for ratification of the audit committee’s appointment of the independent registered public accounting firm, the amendment of the 1996 Stock Incentive Program and the proposal to approve the adoption of the 2007 Employee Stock Purchase Plan require the affirmative “FOR” vote of a majority of those shares present in person or represented by proxy and entitled to vote at the annual meeting.

Q:	Who are the proxyholders and what do they do?

The two persons named as proxyholders on the enclosed proxy card, Ralph G. Quinsey, our president and chief executive officer, and Stephanie J. Welty, our vice president, finance and administration, chief financial officer and secretary, were designated by the board. The proxyholders will vote all properly executed proxies (except to the extent that authority to vote has been withheld) and where a choice has been specified by you as provided in the proxy card, it will be voted in accordance with the instructions you indicate on the proxy card. If you submit the proxy card, but do not indicate your voting instructions, your shares will be voted “FOR” each of the proposals.

Q:	May I cumulate my vote?

A:	Every stockholder voting for the election of directors may cumulate such stockholder’s votes and (i) give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares that such stockholder is entitled to vote or (ii) distribute such stockholder’s votes on the same principle among as many candidates as the stockholder may select, provided that votes cannot be cast for more than seven candidates. However, no stockholder is entitled to cumulate votes unless the candidate’s name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the meeting, and prior to the voting, of the intention to cumulate the stockholder’s votes.

Cumulative voting applies only to the election of directors. For all other matters, each share of common stock outstanding as of the close of business on the Record Date is entitled to one vote.

Q:	What does it mean if I receive more than one proxy or voting instruction card?

A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each TriQuint proxy card and voting instruction card that you receive.

Q:	Why am I only receiving one set of materials even if I receive multiple proxy cards?

A:

To reduce the expenses of delivering duplicate voting materials to households that may have more than one TriQuint stock account, TriQuint is delivering only one set of the proxy statement and the annual report on Form 10-K for the year ended December 31, 2006 to stockholders who share an address unless otherwise requested. A separate proxy card is included in the voting materials for each of these stockholders. If you share an address with another stockholder and have received only one set of voting materials, you may write or call us to request a separate copy of these materials, which TriQuint will provide to you at no cost. For future annual meetings, you may request separate voting materials, or request that TriQuint send only one set of voting materials to you if you are receiving multiple copies, by calling the investor relations department at (503) 615-9000 or by writing to TriQuint

Semiconductor, Inc., 2300 NE Brookwood Parkway, Hillsboro, Oregon 97124. You may receive a copy of the exhibits to TriQuint’s Annual Report on Form 10-K for the year ended December 31, 2006 by sending a written request to TriQuint Semiconductor, Inc., 2300 NE Brookwood Parkway, Hillsboro, Oregon 97124, Attn: Investor Relations.

Q:	How can I revoke my proxy?

A:	You may revoke your proxy at any time before it is voted at the annual meeting. In order to do this, you may either:

•	sign and return another proxy bearing a later date;

•

provide written notice of the revocation to TriQuint’s secretary, Stephanie J. Welty, at TriQuint Semiconductor, Inc., 2300 NE Brookwood Parkway, Hillsboro, Oregon 97124, prior to the vote at the annual meeting; or

•	attend the meeting and vote in person.

Q:	Where can I find the voting results of the annual meeting?

A:	We will announce preliminary voting results at the annual meeting and publish final results in TriQuint’s quarterly report on Form 10-Q for the quarter ending June 30, 2007.

Q.	What happens if additional proposals are presented at the annual meeting?

A:	Other than the four proposals described in this proxy statement, TriQuint does not expect any additional matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders, Ralph G. Quinsey, TriQuint’s president and chief executive officer, and Stephanie J. Welty, TriQuint’s vice president of finance and administration, chief financial officer and secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the annual meeting. If for any unforeseen reason any of TriQuint’s nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the board.

Q:	Who will count the vote?

A:	Joseph Pugh, our assistant secretary, has been appointed to act as the inspector of election and will tabulate the votes. In the event he is unable to do so, Susan Liles, our treasurer, will act in this role.

Q:	Is my vote confidential?

A:	Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within TriQuint or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by the board. Occasionally, stockholders provide written comments on their proxy card, which are then forwarded to TriQuint’s management.

Q:	Who will bear the cost of soliciting votes for the annual meeting?

A:

TriQuint will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by TriQuint’s directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. TriQuint may retain the services of a third party firm to aid in the solicitation of proxies. TriQuint estimates that proxy solicitation costs, if there are any, will not exceed $15,000. In addition, TriQuint may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.

Q:	What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

A:	You may submit proposals for consideration at future annual stockholder meetings, including director nominations.

Stockholder Proposals: In order for a stockholder proposal to be considered for inclusion in our proxy statement for next year’s annual meeting, the written proposal must be received by us no later than December 18, 2007, and should contain such information as is required under TriQuint’s bylaws. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, the deadline for inclusion of proposals in our proxy statement is instead a reasonable time before we begin to print and mail our proxy materials. Such proposals will also need to comply with the regulations of the Securities and Exchange Commission (the “SEC”) under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to our corporate secretary at our principal executive offices.

If you intend to present a proposal at our 2008 annual meeting and the proposal is not intended to be included in our proxy statement relating to that meeting, you must give us advance notice of such proposal in accordance with our bylaws. Pursuant to our bylaws, in order for a stockholder proposal to be deemed properly presented under such circumstances, a stockholder must deliver notice of such proposal to our corporate secretary at our principal executive offices no later than the close of business on December 18, 2007. However, if the date of the 2008 annual meeting is more than 30 days before May 14, 2008, the first anniversary of this year’s annual meeting, stockholders must give us notice of any stockholder proposals within a reasonable time before the mailing date of the proxy statement. If a stockholder does not provide us with notice of a stockholder proposal in accordance with the deadlines described above, the stockholder will not be permitted to present the proposal to the stockholders for a vote at the meeting.

The SEC rules establish a different deadline with respect to discretionary voting (the “Discretionary Vote Deadline”) for stockholder proposals that are not intended to be included in a company’s proxy statement. The Discretionary Vote Deadline for our 2008 annual meeting is March 6, 2008, which is 45 calendar days prior to the anniversary of the mailing date of this proxy statement. If a stockholder gives notice of a proposal after the Discretionary Vote Deadline, our proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at our 2008 annual meeting. Because the stockholder proposal deadline provided for in our bylaws cannot be determined until we publicly announce the date for our 2008 annual meeting, it is possible that the bylaw deadline may occur after the Discretionary Vote Deadline. In such a case, a stockholder proposal received after the Discretionary Vote Deadline but before the bylaw deadline would be eligible to be presented at the next year’s annual meeting, but we believe that our proxy holders would be allowed to use the discretionary authority granted by the proxy card to vote against the proposal at the annual meeting without including any disclosure of the proposal in the proxy statement relating to such meeting.

Nomination of Director Candidates: You may propose director candidates for consideration by the board’s nominating and governance committee. See “Consideration of Director Nominees” below.

Copy of Bylaw Provisions: You may contact TriQuint’s corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Q:	How do I communicate with the board?

A:	The board has adopted a process for stockholder communications with the board and has selected Stephanie J. Welty, chief financial officer, to act as TriQuint’s contact person for stockholder communication directed to the board. Ms. Welty will relay all relevant questions and messages from the stockholders of TriQuint to the specific director identified by the stockholder or, if no specific director is requested, to a director selected by her. Ms. Welty can be reached at:

Chief Financial Officer

TriQuint Semiconductor, Inc.

2300 NE Brookwood Parkway

Hillsboro, OR 97124

Q:	Are there any other matters to come before the meeting?

A:	Other than the proposals listed above, the board does not intend to present any other matters to be voted on at the meeting. The board is not currently aware of any other matters that will be presented for action at the meeting. However, if other matters are properly brought before the stockholders at the meeting and you have signed and returned your proxy card, the proxy holders will have discretion to vote your shares on these matters to the extent authorized under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees

The board has nominated TriQuint’s current directors to stand for election at the annual meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the seven nominees named below. In the event that any nominee is unable or declines to serve as a director at the time of the annual meeting, the proxyholders will be voted for any nominee who has been designated by the present board to fill the vacancy. The term of office for each person elected as a director will continue until the next annual meeting or until a successor has been elected and qualified. The following table lists the persons recommended by the nominating and governance committee and nominated by the board to be elected as directors and their ages as of April 1, 2007:

Name of Nominee	Age	Position with TriQuint	Since	Board Committees
Dr. Paul A. Gary	66	Director	1996	A, N*
Charles Scott Gibson	54	Director	1992	A, C, N
Nicolas Kauser	67	Director	1999	C, N
Ralph G. Quinsey	51	President and Chief Executive Officer, Director	2002	—
Dr. Walden C. Rhines	60	Director	1995	C*, N
Steven J. Sharp	65	Chairman of the Board, Director	1992	—
Willis C. Young	66	Director	2001	A*, N

Board Committees: A-Audit, C-Compensation, N-Nominating and Governance

*	Designates chair of that committee

There is no family relationship between any director and/or executive officer of our company.

Dr. Gary has been a director of our company since May 1996. Dr. Gary has been retired since 1996. From 1967 until 1996, he served in various capacities for Bell Laboratories, Western Electric Corporation and the Microelectronics division of AT&T Corporation (now Agere Systems, Inc.), with his last position being vice president of the Netcom IC business unit. He also serves as chairman of the board of directors of Data I/O Corporation, a provider of manual and automated device programming systems. Dr. Gary holds a B.S. degree in electrical engineering from Lafayette College, a M.S. degree in electrical engineering from Stanford University and a Ph.D. in electrical engineering from Stanford University.

Mr. Gibson has been a director of our company since September 1992. Since March 1992, Mr. Gibson has been a director of a number of high technology companies and not-for-profit organizations. He co-founded Sequent Computer Systems Inc., a computer systems company, in 1983 (which was acquired by International Business Machines Corporation), and served as its president from January 1988 to February 1992. From 1976 to 1983, Mr. Gibson was employed at Intel Corporation as general manager, Memory Components Operations. He also serves as chairman of the board of directors of RadiSys Corporation, an embedded solutions company for the communications industry, and is a director of Pixelworks, Inc., a semiconductor manufacturer, Electroglas, Inc. and Verigy, Ltd., both of which are manufacturers of semiconductor test equipment; and Northwest Natural Company, a natural gas distribution company. Mr. Gibson also serves on the Board of Trustees of the Olin School of Engineering and is the vice chairman of the Oregon Health and Sciences University Governing and Foundation Board of Trustees and as a director of the Oregon Community Foundation. He received a B.S. degree in electrical engineering and a M.B.A. from the University of Illinois.

Mr. Kauser has been a director of our company since December 1999. From February 2004 to present, Mr. Kauser has served as a member of the board of directors, and since January 2005 to present, has additionally served as chief technology officer of Clearwire Corporation, a company dedicated to the implementation of wireless broadband services in various countries. From 1990 through 1998, Mr. Kauser served as executive vice president and chief technology officer of AT&T Wireless Services, Seattle, Washington (formerly McCaw Cellular Communications, Inc.). From 1984 through 1990, Mr. Kauser was employed by Rogers Cantel, Inc., a Canadian wireless service provider, as vice president of engineering and later, senior vice president of network operations. He was a member of Cantel’s board of directors from 1990 to 1998. Mr. Kauser received a B.S. degree in electrical engineering from McGill University, Montreal, Canada.

Mr. Quinsey joined our company in July 2002 as president and chief executive officer and a director. From September 1999 to January 2002, Mr. Quinsey was with ON Semiconductor, a manufacturer of semiconductors for a wide array of applications, as vice president and general manager of the Analog Division. From 1979 to September 1999, Mr. Quinsey was with Motorola, a manufacturer of semiconductors and communications equipment holding various positions including vice president and general manager of the RF/IF Circuits Division, which developed both silicon and gallium arsenide technologies for wireless phone applications. Mr. Quinsey received a B.S. degree in electrical engineering from Marquette University.

Dr. Rhines has been a director of our company since May 1995. Dr. Rhines has been the chief executive officer of Mentor Graphics Corporation, an electronic design automation company, since 1993 and chairman of their board of directors since 2002. Prior to joining Mentor Graphics, he spent 21 years at Texas Instruments Incorporated, as the executive vice president of Texas Instruments’ Semiconductor Group where he managed the semiconductor business. Dr. Rhines also serves as a director of Cirrus Logic, Inc, a semiconductor company, is the vice-chairman of the Electronic Design Automation Consortium (“EDAC”) and serves on the boards of Semiconductor Research Corporation (SRC), Lewis & Clark College and the Oregon Engineering and Technology Industry Council. Dr. Rhines holds a B.S. degree in metallurgical engineering from the University of Michigan, a M.S. degree and Ph.D. in materials science and engineering from Stanford University and a M.B.A. from Southern Methodist University.

Mr. Sharp joined our company in September 1991 as director, president and chief executive officer. In May 1992, he became chairman of our board. In July 2002, Mr. Sharp stepped down as president and chief executive officer of TriQuint, and in September 2004, he resigned as an employee of TriQuint. Previously, Mr. Sharp had served various roles associated with venture capital-financed semiconductor companies. In these assignments he was founder of Power Integrations, Inc. and Silicon Architects, Inc. (since acquired by Synopsys, Inc.). Prior to that time, Mr. Sharp was employed for 14 years by Signetics Corporation (since acquired by Philips Electronics N.V.), a semiconductor manufacturer and for nine years by Texas Instruments, a semiconductor manufacturer. Mr. Sharp also serves as chairman of the board of directors of Power Integrations, Inc. and as a director of Ambric, Inc. He received a B.S. degree in mechanical engineering from Southern Methodist University, a M.S. degree in engineering science from California Institute of Technology and a M.B.A. from Stanford University.

Mr. Young has been a director of our company since July 2001. Prior to joining our board, he was a director of Sawtek Inc., a surface acoustic wave filter company, from 1996 until 2001 when Sawtek merged with TriQuint. Mr. Young was a senior partner in the Atlanta office of BDO Seidman, LLP, an international accounting and consulting firm, from January 1996 to June 2000. Mr. Young retired in July 2000. From April 1995 to December 1995, Mr. Young was the chief financial officer for Hayes Microcomputer Products, Inc., a manufacturer of modems and communication equipment. From 1965 to 1995, Mr. Young held various positions with BDO Seidman, LLP, and from 1988 to 1995 he was vice chairman and a member of BDO Seidman’s Executive Committee. Mr. Young has a B.S. degree in accounting from Ferris State University. He is a certified public accountant. Under Item 401(h) of Regulation S-K, Mr. Young is the designated audit committee financial expert. Mr. Young is considered “independent” as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

CORPORATE GOVERNANCE AND OTHER MATTERS

Consideration of Director Nominees

The nominating and governance committee of the board considers both recommendations and nominations for candidates to the board proposed by stockholders. Any stockholder who wants to recommend or nominate a candidate for the nominating and governance committee’s consideration may do so by following the approved policies and procedures for director candidates. Stockholders must hold no less than 5% of TriQuint’s securities continuously for at least twenty-four months prior to the date of the submission of the recommendation or nomination.

Stockholder recommendations for candidates to the board must be directed in writing to TriQuint Semiconductor, Inc., Attn: Corporate Secretary, 2300 NE Brookwood Parkway, Hillsboro, Oregon 97124, and must include:

•	the candidate’s name, business address and residence address;

•	the candidate’s principal occupation or employment;

•	the number of shares of TriQuint which are beneficially owned by such candidate;

•	detailed biographical data and qualifications and information regarding any relationships between the candidate and TriQuint within the last three years; and

•

any other information relating to such candidate that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act.

A stockholder’s recommendation to the secretary must also set forth:

•	the name and address, as they appear on our books, of the stockholder making such recommendation;

•	the class and number of shares of TriQuint which are beneficially owned by the stockholder and the date such shares were acquired by the stockholder;

•	any material interest of the stockholder in such nomination;

•

a description of all arrangements or understandings between the stockholder making such nomination and the candidate and any other person or persons (naming such person or persons) pursuant to which the nomination is made by the stockholder;

•	a statement from the recommending stockholder in support of the candidate, references for the candidate, and an indication of the candidate’s willingness to serve, if elected; and

•	any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act, in his/her capacity as a proponent to a stockholder proposal.

Stockholder nominations to the board must meet the requirements set forth in Sections 2.2 and 2.5 of our bylaws. For a nomination to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the corporate secretary of TriQuint. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 120 calendar days in advance of the date that proxy statements were mailed to stockholders in connection with the previous year’s annual meeting of stockholders. However, in the event that no annual meeting was held in the previous year or the date of the annual meeting had been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, notice by the stockholder must be received a reasonable amount of time before the solicitation is made in order to be considered timely.

Identifying and Evaluating Nominees for Director

The nominating and governance committee uses the following procedures to identify and evaluate the individuals that it selects, or recommends that the board select, as director nominees:

•

The committee reviews the qualifications of any candidates who have been properly recommended or nominated by the stockholders, as well as those candidates who have been identified by management, individual members of the board or, if the committee determines, a search firm. Such review may, in the committee’s discretion, include a review solely of information provided to the committee or may also include discussions with persons familiar with the candidate, an interview with the candidate or other actions that the committee deems proper.

•	The committee evaluates the performance and qualifications of individual members of the board eligible for re-election at the annual meeting of stockholders.

•

The committee considers the suitability of each candidate, including the current members of the board, in light of the current size and composition of the board. Except as may be required by rules promulgated by the NASDAQ Global Market or the SEC, it is the current sense of the committee that there are no specific, minimum qualifications that must be met by each candidate for the board, nor are there specific qualities or skills that are necessary for one or more of the members of the board to possess. In evaluating the suitability of the candidates, the committee considers relevant factors, including, among other things, issues of character, judgment, independence, expertise, diversity of experience, length of service, other commitments and the like. The committee evaluates such factors, among others, and considers each individual candidate in the context of the current perceived needs of the board as a whole.

•

After such review and consideration, the committee selects, or recommends that the board select, the slate of director nominees, either at a meeting of the committee at which a quorum is present or by unanimous written consent of the committee.

•	The committee endeavors to notify, or causes to be notified, all director candidates of its decision as to whether to nominate such individual for election to the board.

The board has final authority on determining the selection of director candidates for nomination to the board. These policies and procedures may be modified at any time as may be determined by the committee.

Statement on Corporate Governance

We have been committed to having sound corporate governance principles since our inception, and in September 2002, we adopted formal corporate governance standards. We have reviewed internally and with the board the provisions of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”), the rules of the SEC and the Nasdaq Global Market’s listing standards regarding corporate governance policies and processes and are in compliance with the rules and listing standards. You can access our committee charters, and our code of business conduct and ethics without charge on our website at www.TriQuint.com under the “Investors” section, and by clicking on “Sarbanes-Oxley Documents,” or by writing to us at TriQuint Semiconductor, Inc., 2300 NE Brookwood Parkway, Hillsboro, OR 97124 Attention: CFO. Mr. Paul Gary has been designated as the lead independent director, and as such he chairs the regularly scheduled executive sessions among TriQuint’s non-management directors without management present.

Code of Business Conduct and Ethics

We have a code of business conduct and ethics that applies to all of our employees, including our principal executive officer, principal financial officer and principal accounting officer. This code of ethics is posted on our Internet web site. The Internet address for our web site is www.TriQuint.com, and the code of ethics may be found as follows:

1.	From our main web page, first click on “Investors.”

2.	Next, click on “Sarbanes-Oxley Documents.”

3.	Next, click on “Policies.”

4.	Next, click on “Code of Business Conduct and Ethics.”

We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of this code of ethics by posting such information on our web site, at the address and location specified above. If you wish to receive a copy of our code of ethics and do not have access to the Internet, please write to us at the address below, and we will furnish you a copy without charge:

Chief Financial Officer

TriQuint Semiconductor, Inc.

2300 NE Brookwood Parkway

Hillsboro, OR 97124

Director Independence

TriQuint has adopted standards for director independence, which are compliant with the rules of the NASDAQ Global Market. Each member of the board and the board committees, except for Mr. Quinsey and Mr. Sharp, meet the aforementioned independence standards. Mr. Quinsey does not meet the aforementioned independence standards, because he is the current president, chief executive officer and an employee of TriQuint. Mr. Quinsey does not sit on any board committee. Mr. Sharp, our former president and chief executive officer, was an employee of TriQuint until 2004. As a result, Mr. Sharp is not independent pursuant to the rules of the NASDAQ Global Market. Mr. Sharp does not serve on any board committee.

Attendance by Board Members at the Annual Meeting of Stockholders

It is the policy of the board to require board members to attend the annual meeting of stockholders. Exceptions may be made due to illness, travel or other commitments. All members of the board attended our annual meeting of stockholders in person on May 24, 2006.

Meetings and Committees of the Board of Directors

Our board held six meetings during 2006. All of the directors who served on the board during 2006 attended at least 75% of the meetings of the board, either in person or by teleconference. Currently, the board has three committees, each of which operates under a charter approved by the board: an audit committee, a compensation committee and a nominating and governance committee. Each director attended at least 75% of the committee meetings on which they served during 2006 either in person or by teleconference.

The audit committee, consisting of Messrs. Young (who serves as chairman), Gary and Gibson, held ten meetings in 2006. The audit committee is responsible for appointing and overseeing actions taken by our independent registered public accounting firm, reviewing our external financial reports and filings with the SEC and reviewing our internal financial controls. The board has determined that Mr. Young is the “audit committee financial expert” pursuant to the rules and regulations of the SEC.

The compensation committee, consisting of Messrs. Rhines (who serves as chairman) Gibson and Kauser, held five meetings in 2006. The compensation committee is responsible for determining salaries, incentives and other forms of compensation for our executive officers as well as overseeing the administration of various incentive compensation and benefit plans, including our 1996 Stock Incentive Program and 2007 Employee Stock Purchase Plan.

The nominating and governance committee, consisting of Messrs. Gary (who serves as chairman), Gibson, Kauser, Rhines and Young, held four meetings in 2006. The purpose of the nominating and governance committee is to ensure that the board is properly constituted to meet its fiduciary obligations to stockholders and our company and that we have and follow appropriate governance standards. To carry out this purpose, the nominating and governance committee: (1) assists the board by identifying prospective director nominees and to recommend to the board the director nominees for the next annual meeting of stockholders; (2) develops and recommends to the board the governance principles applicable to us; (3) oversees the evaluation of the board and management; and (4) recommends director nominees for each committee.

Director Compensation

The board, upon review of comparable company data and in light of additional governance responsibilities, modified the director compensation arrangements in August 2006 and February 2007 for our non-employee directors and its non-employee chairman, respectively. The changes did not affect directors who are employees of our company, who receive no additional or special renumeration for serving as directors.

As of October 1, 2006, each non-employee director was entitled to receive the following compensation components, in addition to reimbursement for out-of-pocket expenses:

Cash component—We do not pay director fees to directors who are our employees. Our non-employee directors received the following cash compensation:

•	the chairman of the board received an annual retainer of $55,000; a decrease from $60,000 as of January 1, 2006;

•	on February 27, 2007 our compensation committee further reduced the chairman’s compensation to an annual amount of $40,000;

•	each director, other than the chairman of the board, receives an annual retainer of $25,000;

•

an additional annual fee of $15,000 for the chairman of the audit committee, $10,000 for the chairman of the compensation committee and $5,000 for the chairman of the nominating and governance committee; and

•	audit and compensation committee members, other than the chairman, receive an additional annual fee of $5,000.

In addition, we offer participation in our group medical insurance program to all outside directors if they agree to pay the full COBRA rate. Only Mr. Sharp has opted to participate in this program at this time.

All fees earned by our non-employee directors are paid in four equal quarterly installments. In addition, our non-employee and employee directors are also reimbursed for out-of-pocket expenses incurred in connection with their attendance at board meetings.

Equity component—The 1996 Stock Incentive Program (the “1996 Program”) provides for an automatic, one-time grant of an option to purchase 33,000 shares of common stock to each non-employee director, effective on the date of each such director’s initial appointment or election. The exercise price per share of the option is equal to the fair market value of our common stock as of the date of grant, and the option vests at a rate of 28% on the first anniversary of the grant date and 2% per month thereafter so long as the optionee remains a director of our company.

In addition, the 1996 Program provides for an automatic, nondiscretionary annual grant, effective at each annual meeting of stockholders, of an option to purchase 17,500 shares of common stock to each non-employee director who does not represent stockholders owning more than 1% of our outstanding common stock. Currently, a non-employee director who acts as chairman of the board receives an additional grant of an option to purchase 17,500 shares under the 1996 Program, if immediately after such meeting he or she shall continue to serve as chairman. In Proposal Three, our board is recommending that the non-employee chairman’s annual grant be decreased from a total of 35,000 shares to a total of 20,000 shares, which, if approved, would take effect immediately after our annual meeting. The grants are adjusted pro-rata for a partial year if a director becomes a member of the board at any time other than at the annual meeting of stockholders. All such options have an exercise price equal to the fair market value of our common stock as of the date of grant. Annual option grants vest 25% six months after the grant date and 12.5% per calendar quarter thereafter, so long as the optionee remains a director of our company. These annual option grants to directors have terms of five years.

Stock Ownership Guidelines

TriQuint requires each board member to maintain a minimum ownership interest in TriQuint of 1,000 shares in an effort to align the interest of the board with the interests of stockholders. Further, the board members receive long-term incentives in the form of stock option awards to further align these interests. As of December 31, 2006, all board members met the minimum ownership requirement.

The following table details compensation paid to each director during the year ended December 31, 2006:

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(4)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Paul A. Gary	$31,250	$—	$40,023	(1)	$—	$—	$—	$71,273
Charles Scott Gibson	27,500	—	40,023	(1)	—	—	—	67,523
Nicolas Kauser	24,750	—	40,023	(1)	—	—	—	64,773
Walden C. Rhines	26,000	—	40,023	(1)	—	—	—	66,023
Steven J. Sharp	58,750	—	70,124	(2)	—	—	—	128,874
Edward F. Tuck(3)	18,750	—	20,582		—	—	—	39,332
Willis C. Young	30,250	—	40,023	(1)	—	—	—	70,273

(1)

Includes $12,907 of expense related to options granted on May 14, 2004, $15,692 of expense related to options granted on May 12, 2005, and $11,423 of expense related to options granted on May 24, 2006. The total value of the option awards in 2004, 2005 and 2006 were $70,317, $31,385 and $37,784, respectively.

(2)

Includes $15,893 of expense related to options granted on May 14, 2004, $31,385 of expense related to options granted on May 12, 2005, and $22,846 of expense related to options granted on May 24, 2006. The total value of the option awards in 2004, 2005 and 2006 were $140,634, $62,769 and $75,569, respectively.

(3)

In 2006, Mr. Tuck reached TriQuint’s mandatory retirement age and opted not to seek re-election to the board. His service ended on May 24, 2006. The fees earned include Mr. Tuck’s compensation for the board and committee meetings he attended prior to his retirement. The option award compensation for Mr. Tuck includes $12,907 of expense related to options granted on May 14, 2004 and $7,675 of expense related to options granted on May 12, 2005. Due to Mr. Tuck’s retirement, 8,750 shares from the May 12, 2005 grant were cancelled. Mr. Tuck has the option to exercise the outstanding options he had vested at the time of his retirement, as set for in the option agreement, until the date of expiration of the term of such options.

(4)	The aggregate number of shares subject to stock awards and stock options outstanding at December 31, 2006 for each of the directors was as follows:

Name	Aggregate number of Stock Awards Outstanding at December 31, 2006 (#)	Aggregate number of Option Awards Outstanding at December 31, 2006 (#)
Paul A. Gary	—	149,440
Charles Scott Gibson	—	80,000
Nicolas Kauser	—	170,000
Walden C. Rhines	—	152,000
Steven J. Sharp	—	1,217,016
Edward F. Tuck	—	53,750
Willis C. Young	—	113,000

REPORT OF THE AUDIT COMMITTEE

Notwithstanding any statement to the contrary in any of our previous or future filings with the SEC, this report of the audit committee of the board shall not be deemed “filed” with the SEC or “soliciting material” under the Exchange Act, and shall not be incorporated by reference into any such filings.

The audit committee currently consists of three non-employee, independent directors: Willis C. Young, Paul A. Gary and Charles Scott Gibson. The audit committee evaluates audit performance, manages relations with our independent registered public accounting firm and evaluates policies and procedures relating to internal accounting functions and controls. The board has adopted a written charter for the audit committee which details the responsibilities of the audit committee. This report relates to the activities undertaken by the audit committee in fulfilling such responsibilities.

The audit committee members are not active professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The audit committee oversees our financial reporting process on behalf of the board. Management has the primary responsibility for the financial statements and reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviews TriQuint’s financial statements and discusses the quality and acceptability of the controls, including the clarity of disclosures in the financial statements with management. The audit committee also reviews the financial statements with KPMG LLP, TriQuint’s independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality and the acceptability of our financial reporting and such other matters required to be discussed with the audit committee under auditing standards generally accepted in the United States, including Statement on Auditing Standards No. 61, as amended, Communication with Audit Committees or Others with Equivalent Authority and Responsibility. The audit committee also receives written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Statement No. 1.

The audit committee further discusses with our independent registered public accounting firm the overall scope and plans for their audits. The audit committee meets periodically with the independent registered public accounting firm, with and without management present, to discuss the results of the independent registered public accounting firm’s evaluations of the effectiveness of our internal controls, and the overall quality of our financial reporting.

The audit committee also reviews management’s report on internal controls as well as the independent registered public accounting firm’s report to TriQuint as to its review of the effectiveness of TriQuint’s internal controls as required under section 404 of the Sarbanes-Oxley Act.

In connection with the financial statements for the year ended December 31, 2006, the Audit Committee has performed the following:

(1)	reviewed and discussed the audited financial statements and related disclosures with management;

(2)	reviewed management’s report on internal controls;

(3)	discussed with our independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended; and

(4)	discussed with our independent registered public accounting firm their independence from management and TriQuint, including the matters in their written disclosures required by Independence Standards Board Statement No. 1.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the board (and the board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS:

Mr. Willis C. Young—Chairman

Dr. Paul Gary

Mr. Charles Scott Gibson

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the board has appointed KPMG LLP as TriQuint’s independent registered public accounting firm to audit its consolidated financial statements for 2007. During 2006, KPMG LLP served as TriQuint’s independent registered public accounting firm and has done so since 1991. Although TriQuint is not required to seek stockholder approval of this appointment, the board believes it to be sound corporate governance to do so. If the appointment is not ratified, the audit committee will investigate the reasons for stockholder rejection and will reconsider the appointment.

Representatives of KPMG LLP are expected to attend the annual meeting where they will be available to respond to questions and, if they desire, to make a statement.

Before selecting KPMG LLP, the audit committee carefully considered KPMG LLP’s qualifications as an independent registered public accounting firm. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, any issues raised by the most recent quality control review of the firm, as well as its reputation for integrity and competence in the fields of accounting and auditing. The audit committee’s review also included matters to be considered under the rules of the SEC, including the nature and extent of non-audit services, to ensure that the independent registered public accounting firm’s independence will not be impaired. The audit committee expressed its satisfaction with KPMG LLP in all of these respects. The audit committee of our board has determined that the provision of services by KPMG LLP other than for audit related services is compatible with maintaining the independence of KPMG LLP as our independent registered public accounting firm. After review of all credentials, including industry expertise and services, the audit committee appointed KPMG LLP for the audit of TriQuint’s financial statements for 2007.

The following table shows KPMG LLP’s billings to us for the audit and other services for 2006 and 2005:

	2006	2005
Audit Fees(1)	$1,102,791	$1,076,500
Audit-Related Fees	—	—
Tax Fees(2)	—	—
All Other Fees(2)	—	—

	$1,102,791	$1,076,500

(1)

Audit fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(2)	We did not engage KPMG LLP to provide advice to us regarding tax or financial information systems design and implementation during the year ended December 31, 2006, or December 31, 2005.

Pre-Approval of Audit and Non-Audit Services

The audit committee pre-approves all audit and permissible non-audit services provided by its independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Prior to engaging TriQuint’s independent registered public accounting firm to render an audit or permissible non-audit services, the audit committee specifically approves the engagement of TriQuint’s independent registered public accounting firm to render that service. Accordingly, TriQuint does not engage its independent registered public accounting firm to render audit or permissible non-audit services pursuant to pre-approval policies or procedures or otherwise, unless the engagement to provide such services has been approved by the audit committee in advance. As such, the engagement of KPMG LLP to render 100% of the services described in the categories above was approved by the audit committee in advance of rendering these services. The audit committee has determined that the rendering of the services other than audit services by KPMG LLP is compatible with maintaining the principal accountant’s independence.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF KPMG LLP AS TRIQUINT’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2007.

PROPOSAL NO. 3

AMENDMENT TO THE 1996 STOCK INCENTIVE PROGRAM TO (I) INCREASE THE AGGREGATE NUMBER OF COMMON SHARES AVAILABLE FOR AWARDS AND (II) DECREASE THE ANNUAL AUTOMATIC, NONDISCRETIONARY GRANT TO THE CHAIRMAN.

In February 2007, the board approved an amendment to our 1996 Program to (i) increase the aggregate number of shares by 5,000,000 shares to a total of 41,050,000 shares and (ii) decrease the annual, automatic, nondiscretionary grant to our non-employee chairman to 20,000 shares from 35,000 shares in an effort to better align the amount with current responsibilities. At the annual meeting, our stockholders are being asked to approve the amendment which is described below. As of the record date, options to purchase 23,214,489 shares of our common stock were outstanding under the 1996 Program, 16,860,807 of which were vested.

The board adopted the amendments to the 1996 Program in order to provide additional long-term incentives to all of our employees as well as to maintain competitive compensation packages for our key employees and directors. This proposal increases the number of shares authorized for issuance under the 1996 Program to provide sufficient shares for anticipated grants to be issued to both new and existing employees, primarily through stock options. However, the plan also allows for the granting of shares of stock appreciation rights, restricted stock and restricted stock units and performance units and performance shares, which we may utilize for future grants. We intend to utilize the shares available for grant to attract and retain both executive and other key employees. Further information of the equity incentives allowed under the plan is detailed below.

The board strongly believes that equity-based awards are a key part of the overall compensation package for our employees. The 1996 Program helps us attract and retain our employees as it allows us to grant such awards. All full-time employees in the U.S. receive a stock option grant at date of hire and all are eligible for an annual grant based on individual merit. Most of our non-U.S. management level employees also receive stock option grants. Our compensation package is a variable compensation program with stock options designed to align the interest of our employees with those of our stockholders. We may use equity-based awards other than stock options in the future to provide additional flexibility and performance measures for our incentive program. The following summary provides more detail of our 1996 Program, which is qualified in its entirety by the specific language of the 1996 Program, a copy of which is available upon written request to the secretary of our company.

The following is a summary of the principal features of the 1996 Program and its operation. This summary is qualified in its entirety by reference to the 1996 Program as set forth in Appendix A.

Background

The 1996 Program currently provides for the grant of (i) incentive stock options, (ii) nonstatutory stock options, (iii) restricted stock, (iv) restricted stock units (v) stock appreciation rights, and (vi) performance units and performance shares, which, together with stock options, are referred to individually as an “Award.” Those who will be eligible for Awards under the 1996 Program include employees and consultants who provide services to our company and parent or subsidiary companies, as well as non-employee members of the board, who are referred to individually as a “Participant.”

As of the record date, the persons eligible to participate in the 1996 Program included 11 officers, six non-employee directors and approximately 1,800 other employees of our company and subsidiaries. During the year ended December 31, 2006, options to purchase 3,870,959 shares of common stock were granted under the 1996 Program at an average exercise price of approximately $4.71 per share.

At the time of the 1996 Program’s initial adoption in May 1996, 2,400,000 shares were authorized and reserved for issuance under the 1996 Program. On the following dates, the stockholders approved amendments to the 1996 Program to increase the number of shares reserved for issuance under the 1996 Program:

Date	Increase in Shares
May 1997	2,400,000
May 1998	2,700,000
May 1999	2,850,000
May 2000	3,800,000
May 2001	3,900,000
May 2002	6,500,000
May 2003	6,500,000
May 2004	5,000,000

The total number of shares approved by the stockholders that are reserved for issuance under the 1996 Program is currently 36,050,000. As of the record date, options to purchase 28,770,052 shares have been issued under the 1996 Program of which options to purchase 23,214,489 shares are outstanding, of which 16,860,807 are vested. As a result, 7,279,948 shares are still available for issuance under the 1996 Program. At the annual meeting, you are being asked to approve an amendment of the 1996 Program to increase the number of shares of common stock reserved for issuance under thereunder by 5,000,000 shares.

Administration

The board has vested the compensation committee (the “Committee”) with full authority to administer the 1996 Program in accordance with its terms and to determine all questions arising in connection with its interpretation and application. The Committee is currently comprised of Messrs. Gibson, Kauser and Rhines, none of whom are employees of our company. In any calendar year, no person may be granted options under the 1996 Program exercisable for more than 500,000 shares, except the president and/or chief executive officer may not receive options under the 1996 Program exercisable for more than 1,500,000 shares. In any calendar year, no person may be granted stock appreciation rights under the 1996 Program exercisable for more than 250,000 shares, except the president and/or chief executive officer may not receive stock appreciation rights under the 1996 Program exercisable for more than 750,000 shares. In any calendar year, no Participant may receive more than an aggregate of 250,000 shares separately pursuant to Awards of restricted stock, restricted stock units, performance units and performance shares; provided, however, that in connection with the Participant’s initial service as an employee, the Participant may be granted an aggregate of up to an additional 250,000 shares separately pursuant to Awards of restricted stock, restricted stock units, performance units and performance shares.

The grant of any Awards of restricted stock, restricted stock units, stock appreciation rights, or performance shares or units will be counted against the numerical limits of the total shares available for grants under the 1996 Program as two shares for every one share subject to these Awards. Furthermore, if the shares acquired pursuant to any such Award are forfeited or repurchased by us, two times the number of shares so forfeited or repurchased and will then again become available for issuance under the 1996 Program.

Formula Option Grants to Non-Employee Directors

The 1996 Program also provides for non-discretionary grants of nonstatutory stock options to our non-employee directors. The 1996 Program provides that an initial option grant will be made when each non-employee director first joins our board. Upon election or appointment as a non-employee director, each such director will be automatically granted an option to purchase 33,000 shares. At each annual meeting of our stockholders, each non-employee director who is not a representative of stockholders owning more than one percent (1%) of the outstanding shares of TriQuint is granted an option to purchase 17,500 shares, pro-rated based on his or her service as a director from the date of the previous annual meeting through the date of the such annual meeting. The number of shares subject to such pro-rated option is determined by multiplying 17,500 by a fraction, the numerator of which is the difference obtained by subtracting from 12 the number of whole calendar months that have elapsed since the date of the previous annual meeting of our stockholders, and the denominator of which is 12. Thereafter, each non-employee director will be automatically granted an option to purchase 17,500 shares on the date of each annual meeting of our stockholders.

The 1996 Program also provides that each non-employee director who acts as the chairman of our board will be granted an option to purchase a total of 35,000 shares, including the aforementioned grant of 17,500 options, on the date of each annual meeting of our stockholders; provided, however, that after such meeting the non-employee director will continue to serve as the chairman. The board is proposing that you approve an amendment to this provision to provide that the total option to the non-employee chairman shall be for 20,000 shares and that such amendment would take effect immediately.

All annual non-employee director option grants and the chairman grant have a five year term and all initial option grants have a 10 year term. All automatic grants must have an exercise price equal to 100% of our fair market value on the date of grant. The initial option grants vest as to 28% of the shares subject to such option on the first anniversary of the date of grant and as to an additional 2% of the shares subject to such option each calendar month thereafter, subject to the individual remaining a director through each such date. All other non-discretionary option grants vest as to 25% of the shares subject to such options six months after the applicable date of grant and as to an additional 12.5% of the shares subject to such options each calendar quarter thereafter, such that 100% of such option will be exercisable two years after the date of grant, provided the individual remains a director through each such date.

Stock Options

The exercise price of options granted under the 1996 Program must equal or exceed the fair market value of the common stock on the date of grant (110% of the fair market value in the case of incentive stock options granted to employees who hold 10% or more of the voting power of our common stock or of our parent or subsidiary companies). As defined in the 1996 Program, “fair market value” generally means the last reported sales price of the common stock on the NASDAQ Global Market on the date of grant.

Subject to earlier termination of the option as a result of termination of service, death or disability, each option granted under the 1996 Program expires on the date specified by the Committee, but in no event more than (i) 10 years from the date of grant in the case of nonstatutory stock options, (ii) 10 years from the date of grant in the case of incentive stock options generally and (iii) five years from the date of grant in the case of incentive stock options granted to employees who hold 10% or more of the voting power of our common stock or any of our parent or subsidiary companies. Generally, the Committee grants options to new employees that vest over a four year period.

The Committee may determine the consideration to be paid for the shares to be issued upon exercise of an option, including the method of payment, and may consist entirely of: (i) cash, (ii) check, (iii) delivery of a properly executed exercise notice together with such other documentation as the Committee and the broker, if applicable, shall require to effect an exercise of the option and delivery to us of the sale or loan proceeds required to pay the exercise price or (iv) any combination of such methods of payment.

Stock Appreciation Rights

A stock appreciation right is the right to receive the appreciation in fair market value of common stock between the exercise date and the date of grant. We can pay the appreciation in either cash or shares of common stock. Stock appreciation rights will become exercisable at the times and on the terms established by the Committee, subject to the terms of the 1996 Program.

After termination of service, a Participant will be able to exercise the vested portion of his or her stock appreciation right for the period of time stated in the Award agreement. In no event will a stock appreciation right be exercised later than the expiration of its term.

Restricted Stock and Restricted Stock Units

Awards of restricted stock or units are rights to acquire or purchase shares of our common stock. Restricted stock and restricted stock units vest in accordance with the terms and conditions established by the Committee in its sole discretion. Awards of restricted stock or restricted stock units may be issued either alone, in addition to, or in tandem with other Awards granted under the 1996 Program and/or cash awards made outside of the 1996 Program. The restricted stock Award agreement will generally grant our company a right to repurchase or reacquire the unvested shares upon the termination of the Participant’s service with us for any reason (including death or disability). The Committee will determine the number of shares or units granted pursuant to an Award of restricted stock or units, but no Participant will be granted a right to purchase or acquire more than 250,000 shares or units during any fiscal year, except that a Participant may be granted up to an additional 250,000 shares or units in connection with his or her initial employment.

Performance Units and Performance Shares

Performance units and performance shares, which are Awards that will result in a payment to a participant only if the performance goals or other vesting criteria the Committee may establish are achieved or the Awards otherwise vest. The Committee will establish organizational, individual performance goals or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to each Participant. No Participant will receive performance units with an initial value greater than $250,000 and no Participant will receive more than 250,000 performance shares during any fiscal year, except that a Participant may be granted performance shares covering up to an additional 250,000 shares in connection with his or her initial service with our company. Performance units will have an initial dollar value established by the Committee prior to the grant date. Performance shares will have an initial value equal to the fair market value of a share of our common stock on the grant date.

Performance Goals

As determined by the Committee, the performance goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: cash flow; cash position; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share; economic profit; economic value added; equity or stockholder’s equity; market share; net income; net profit; net sales; operating earnings; operating income; profit before tax; ratio of debt to debt plus equity; ratio of operating earnings to capital spending; sales growth; achievement of strategic goals; return on net assets; or total return to the stockholders. The performance goals may differ for each Participant and from Award to Award and may be stated in absolute terms or relative to comparison of companies or indices to be achieved during a period of time.

Transferability of Awards

The 1996 Program generally will not allow for the transfer of Awards, except by will or the laws of descent and distribution, and all rights with respect to an Award granted to a Participant generally will be available during a Participant’s lifetime only to the Participant.

Merger or Sale of Assets

In the event of our merger with or into another corporation, or the sale of all or substantially all of our assets, each outstanding Award will be assumed or substituted for by the successor corporation (or a parent or subsidiary or such successor corporation); provided, however that the Committee may determine, in its sole discretion, that in lieu of assumption or substitution each Participant has the right to exercise their respective Award, that all restrictions on restricted stock will lapse, and that all performance goals or other vesting requirements for performance shares and units will be deemed achieved, and all other terms and conditions met. If an option or stock appreciation right becomes vested and exercisable in lieu of assumption or substitution, the Committee will provide notice to the recipient that he or she has the right to exercise the option and stock appreciation right as to all of the shares subject to the Award for a period of 30 days subsequent to such notice.

Prohibitions

The 1996 Program specifically prohibits the granting of an option or stock appreciation right with an exercise price less than fair market value on the date of grant, the re-pricing of any such option or stock appreciation right without stockholder approval (including the cancellation and re-issuance of an option or stock appreciation right with a lower price), and issuance of reload options.

Term and Amendment of the 1996 Program

The 1996 Program became effective when adopted by the board. The 1996 Program will continue in effect until February 9, 2015 unless earlier terminated in accordance with its terms. The board may terminate or amend the 1996 Program at any time, provided, however, that we must obtain stockholder approval of any amendment to the extent necessary and desirable to comply with the SEC Rule 16b-3 or with Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or any successor rule, regulation or statute. In addition, we must obtain stockholder approval in order to reduce the exercise price of any outstanding option under the 1996 Program prior to making any such change. Stockholder approval, if required, must be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

Federal Tax Aspects

The following is only a summary of the effect of federal income taxation upon participants and our company with respect to the grant and exercise of awards under the 1996 Program. The following does not purport to be complete, and does not discuss the tax consequences of a service providers’ death or the provisions of the income tax laws of any municipality, state or foreign country in which the service provider may reside. Tax consequences for any particular individual may be different.

Nonqualified Stock Options. No taxable income is reportable when a nonqualified stock option with an exercise price equal to the fair market value on the date of grant is granted to a Participant. Upon exercise, the Participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Incentive Stock Options. No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonqualified stock options). If the Participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the Participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two or one year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Stock Appreciation Rights. No taxable income is reportable when a stock appreciation right with an exercise price equal to the fair market value on the date of grant is granted to a Participant. Upon exercise, the Participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares. A Participant generally will not have taxable income at the time an Award of restricted stock, restricted stock units, performance shares or performance units are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the Award becomes either (i) freely transferable or (ii) no longer subject to substantial risk of forfeiture. However, the recipient of a restricted stock Award may elect to recognize income at the time he or she receives the Award in an amount equal to the fair market value of the shares underlying the Award (less any cash paid for the shares) on the date the Award is granted.

Tax Effect for Our Company. We generally will be entitled to a tax deduction in connection with an Award under the 1996 Program in an amount equal to the ordinary income realized by a Participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to our chief executive officer and to each of our four most highly compensated executive officers. Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the 1996 Program, setting limits on the number of Awards that any individual may receive and for Awards other than certain stock options and stock appreciation rights, establishing performance criteria that must be met before the Award actually will vest or be paid. The 1996 Program has been designed to permit the Committee to grant Awards that qualify as performance based for purposes of satisfying the conditions of Section 162(m), thereby permitting us to continue to receive a federal income tax deduction in connection with such Awards.

Participation in the 1996 Program

The number of Awards that executive officers may receive under the 1996 Program are subject to the discretion of the Committee and therefore cannot be determined in advance. To date, only stock options have been granted under the 1996 Program. Effective on the date of the annual meeting, all of our non-chairman directors (other than Mr. Quinsey), if elected and if the amendment to the 1996 Program is approved, would each receive an automatic option grant to purchase 17,500 shares. Mr. Sharp, if elected, would receive an automatic option grant to purchase 20,000 shares as chairman of the board.

The following table sets forth (a) the aggregate number of shares subject to options granted under the 1996 Program during 2006, and (b) the average per share exercise price of such options for (i) each of our directors, (ii) the chief executive officer, the chief financial officer and the next three most highly compensated executive officers in 2006 (the “Named Executive Officers”), (iii) current executive officers as a group, (iv) non-employee directors as a group and (v) all other employees (including all current officers who are not executive officers) as a group.

Name of Individual or Group	Number of Options Granted	Average per Share Exercise Price
Todd A. DeBonis	70,000	$4.83
Paul A. Gary	17,500	$5.07
Charles Scott Gibson	17,500	$5.07
Nicholas Kauser	17,500	$5.07
J. David Pye	35,000	$4.83
Ralph Quinsey	150,000	$4.38
Walden C. Rhines	17,500	$5.07
Glen A. Riley	50,000	$4.83
Steven J. Sharp	35,000	$5.07
Stephanie J. Welty	50,000	$4.83
Willis C. Young	17,500	$5.07
All current executive officers as a group (11 persons)	870,000	$4.48
All current non-employee directors as a group (6 persons)	122,500	$5.07
All other employees (including all current officers who are not executive officers) as a group	2,878,459	$4.76

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE APPROVAL OF THE AMENDMENTS TO OUR 1996 STOCK INCENTIVE PROGRAM.

PROPOSAL NO. 4

APPROVAL FOR THE ADOPTION OF THE 2007 EMPLOYEE STOCK PURCHASE PLAN, THE RESERVATION OF SHARES AND THE ADOPTION OF A PROVISION FOR AN ANNUAL INCREASE IN THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE

In February 2007, the board adopted, subject to the approval of our stockholders, the 2007 Employee Stock Purchase Plan (the “2007 ESPP”). Stockholders are being asked to approve the 2007 ESPP. TriQuint’s current 1998 Employee Stock Purchase Plan expires in 2008, after which no further offerings to purchase shares may commence thereunder. The board has determined that it is still in the best interests of TriQuint and its stockholders to have an employee stock purchase plan. The board has reserved a total of 2,000,000 shares of our common stock for purchase under the 2007 ESPP, subject to stockholder approval at the annual meeting. The total number of shares reserved under the 2007 ESPP will be increased annually on the first day of each fiscal year beginning with the 2008 fiscal year, equal to the least of (i) 3,000,000 shares of common stock, (ii) 1.5% of the outstanding shares of common stock on such date or (iii) an amount determined by the Administrator. As of the date of stockholder approval of the 2007 ESPP, no rights to purchase shares of common stock have been granted pursuant to the 2007 ESPP.

The following is a summary of the principal features of the 2007 ESPP and its operation. The summary is qualified in its entirety by reference to the 2007 ESPP as set forth in Appendix B.

General.

The 2007 ESPP was adopted by the board in February 2007, subject to stockholder approval at the annual meeting. The purpose of the 2007 ESPP is to provide employees with an opportunity to purchase shares of TriQuint common stock through payroll deductions.

Administration.

The board or a committee appointed by the board (referred to herein as the “Administrator”) administers the 2007 ESPP. All questions of interpretation or application of the 2007 ESPP are determined by the Administrator and its decisions are final, conclusive and binding upon all participants.

Eligibility.

Each of TriQuint’s employees or the employees of our designated subsidiaries who is a common law employee and whose customary employment with us or one of our designated subsidiaries is at least 20 hours per week and more than five months in a calendar year is eligible to participate in the 2007 ESPP; except that no employee will be granted an option under the 2007 ESPP (i) to the extent that, immediately after the grant, such employee would own 5% or more of the total combined voting power of all classes of our capital stock or the capital stock of one of our designated subsidiaries, or (ii) to the extent that his or her rights to purchase stock under all of our employee stock purchase plans accrues at a rate which exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year.

Offering Period.

Each offering period under the 2007 ESPP will expire on the earliest to occur of (i) the completion of the purchase of shares on the last exercise date occurring within six months of the offering date of such option, (ii) such shorter offering period as may be determined by the Administrator, or (iii) the date on which an eligible employee ceases to be a participant under the 2007 ESPP. Until the Administrator determines otherwise, a purchase period will be approximately six months and run from June 1 to December 1 and December 1 to June 1, having the same duration and coinciding with the length of the offering period. The first offering period, however, will commence on the later of (i) the first trading day on or after June 1, 2007, or (ii) the first trading day on or after TriQuint’s 2007 Annual Meeting of Stockholders, and will end on the first trading day on or after December 1. Any employees who are eligible to participate in the 2007 ESPP immediately prior to the first offering period will be automatically enrolled in the first offering period. Automatically enrolled employees wanting to continue participation in the first offering period, or other eligible employees wanting to participate in subsequent offering periods, must authorize payroll deductions pursuant to the 2007 ESPP. Such payroll deductions may not exceed 15% of a participant’s compensation during the offering period. Once an employee becomes a participant in the 2007 ESPP, the employee automatically will participate in each successive offering period until the employee withdraws from the 2007 ESPP or the employee’s employment with TriQuint or one of our designated subsidiaries terminates. At the beginning of each offering period, each participant automatically is granted an option to purchase shares of our common stock. The option expires at the end of the offering period or upon termination of employment, whichever is earlier, but is exercised at the end of each purchase period to the extent of the payroll deductions accumulated during such purchase period.

Purchase Price.

Shares of TriQuint’s common stock may be purchased under the 2007 ESPP at a purchase price not less than 85% of the lesser of the fair market value of the common stock on (i) the first day of the offering period, or (ii) the last day of the purchase period. The fair market value of TriQuint’s common stock on any relevant date will be the closing price per share as reported on the Nasdaq Global Market, or the mean of the closing bid and asked prices, if no sales were reported, as quoted on such exchange or reported in The Wall Street Journal.

Payment of Purchase Price; Payroll Deductions.

The purchase price of the shares is accumulated by payroll deductions throughout each offering period. The number of shares of our common stock that a participant may purchase in each offering period will be determined by dividing the total amount of payroll deductions withheld from the participant’s compensation during that offering period by the purchase price; provided, however, that a participant may not purchase more than 20,000 shares each offering period. During an offering period, a participant may discontinue his or her participation in the 2007 ESPP, and may decrease or increase the rate of payroll deductions in an offering period within limits set by the Administrator.

All payroll deductions made for a participant are credited to the participant’s account under the 2007 ESPP, are withheld in whole percentages only and are included with our general funds. Funds received by us pursuant to exercises under the 2007 ESPP are also used for general corporate purposes. A participant may not make any additional payments into his or her account.

Withdrawal.

Generally, a participant may withdraw from an offering period at any time by written or electronic notice without affecting his or her eligibility to participate in future offering periods. Once a participant withdraws from a particular offering period, however, that participant may not participate again in the same offering period. To participate in a subsequent offering period, the participant must deliver a new subscription agreement to us.

Termination of Employment.

Upon termination of a participant’s employment for any reason, including disability or death, he or she will be deemed to have elected to withdraw from the plan and the payroll deductions credited to the participant’s account (to the extent not used to make a purchase of our common stock) will be returned to him or her or, in the case of death, to the person or persons entitled thereto as provided in the 2007 ESPP, and such participant’s option will automatically be terminated.

Adjustments upon Changes in Capitalization, Dissolution, Liquidation, Merger or Change of Control.

Changes in Capitalization.    In the event that any dividend or other distribution (whether in the form of cash, common stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of common stock or other securities of TriQuint, or other change in the corporate structure of TriQuint affecting the common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2007 ESPP, then the Administrator will adjust the number and class of common stock which may be delivered under the 2007 ESPP, the purchase price per share and the number of shares of common stock covered by each option under the 2007 ESPP which has not yet been exercised, and the maximum number of shares a participant can purchase during an offering period.

Dissolution or Liquidation.    In the event of TriQuint’s proposed dissolution or liquidation, the Administrator will shorten the offering period then in progress by setting a new exercise date and any offering periods will end on the new exercise date. The new exercise date will be prior to the dissolution or liquidation. If the Administrator shortens any offering periods then in progress, the Administrator will notify each participant in writing, at least ten business days prior to the new exercise date, that the exercise date has been changed to the new exercise date and that the option will be exercised automatically on the new exercise date, unless the participant has already withdrawn from the offering period.

Change in Control.    In the event of a merger or “change in control,” as defined in the 2007 ESPP, each option under the 2007 ESPP will be assumed or an equivalent option will be substituted by the successor corporation or a parent or subsidiary of such successor corporation. In the event the successor corporation refuses to assume or substitute for the options, the Administrator will shorten any offering periods then in progress by setting a new exercise date and any offering periods will end on the new exercise date. The new exercise date will be prior to the merger or change in control. If the Administrator shortens any offering periods then in progress, the Administrator will notify each participant in writing, prior to the new exercise date, that the exercise date has been changed to the new exercise date and that the option will be exercised automatically on the new exercise date, unless the participant has already withdrawn from the offering period.

Amendment and Termination of the Plan.

The Administrator may at any time terminate or amend the 2007 ESPP including the term of any offering period then outstanding. Generally, no such termination can adversely affect options previously granted.

New Plan Benefits

Participation in the 2007 ESPP is voluntary and is dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the 2007 ESPP are not determinable. Non-employee directors are not eligible to participate in the

2007 ESPP. No purchases have been made under the 2007 ESPP since its adoption by the board. For illustrative purposes, the following table sets forth (i) the number of shares of our common stock that were purchased during the last fiscal year under the 1998 Employee Stock Purchase Plan, (ii) the average price per share paid for such shares, and (iii) the fair market value at the date of purchase.

Name of Individual or Group	Number of Shares Purchased	Average Per Share Purchase Price	Fair Market Value at Date of Purchase
Todd A. DeBonis	9,091	$2.87	$46,545
Paul A. Gary	—	—	—
Charles Scott Gibson	—	—	—
Nicholas Kauser	—	—	—
J. David Pye	4,267	$2.87	$21,771
Ralph Quinsey	—	—	—
Walden C. Rhines	—	—	—
Glen A. Riley	753	$2.87	$3,839
Steven J. Sharp	—	—	—
Stephanie J. Welty	788	$2.87	$4,018
Willis C. Young	—	—	—
All current executive officers as a group (10 persons)	40,842	$2.87	$209,063
All non-employee directors as a group (6 persons)	—	—	—
All other employees (including all current officers who are not executive officers) as a group	2,194,090	$2.94	$11,185,790

Certain Federal Income Tax Information

The following brief summary of the effect of federal income taxation upon the participant and TriQuint with respect to the shares purchased under the 2007 ESPP does not purport to be complete, and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside.

The 2007 ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the 2007 ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the applicable offering period and one year from the applicable date of purchase, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares have been held from the date of purchase. TriQuint generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY UNDER THE PURCHASE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES

OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE APPROVAL OF THE ADOPTION OF THE 2007 EMPLOYEE STOCK PURCHASE PLAN, THE RESERVATION OF SHARES AND THE ADOPTION OF A PROVISION FOR AN ANNUAL INCREASE IN THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information regarding the beneficial ownership of our common stock as of March 26, 2007, by:

•	each stockholder known by us to beneficially own more than 5% of our common stock;

•	each of our directors and director nominees;

•	each of our executive officers named in the summary compensation table on page 42; and

•	all of our directors and executive officers as a group.

Except as otherwise indicated below and subject to applicable community property laws, each owner has sole voting and sole investment powers with respect to the common stock listed.

Name and Address of Beneficial Owner	Number of Outstanding Shares Beneficially Owned	Percent of Outstanding Shares Beneficially Owned (%)(2)
5% Shareholders
Dimensional Fund Advisors Inc 1299 Ocean Avenue Santa Monica, CA 90401	10,316,286	7.4%
Barclays Global Investors UK Holdings Ltd Pza de Colon 2 28046 Madrid, Spain	8,914,814	6.4%
Mazama Capital Management One S.W. Columbia, Suite 1500 Portland, OR 97258	7,920,425	5.7%

Directors and Named Executive Officers(1)
Dr. Paul A. Gary	10,000	*
Charles Scott Gibson(3)	1,000	*
Nicolas Kauser	4,000	*
Dr. Walden C. Rhines(4)	6,000	*
Steven J. Sharp(5)	650,742	*
Willis C. Young	9,109	*
Ralph G. Quinsey	39,000	*
Stephanie Welty	32,322	*
Todd A. DeBonis	20,369	*
Glen Riley	10,332	*
J. David Pye	75,514	*
All current directors and executive officers as a group (17 persons)	1,250,842	*

*	Less than 1%

(1)	The address of all directors and named executive officers is the address of our company: 2300 NE Brookwood Parkway, Hillsboro, Oregon 97124.

(2)

Applicable percentage of ownership is based on 139,056,377 shares of common stock outstanding as of March 26, 2007, together with applicable options for such stockholders. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares. Shares of common stock subject to options currently exercisable or exercisable within 60 days after March 26, 2007, are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

(3)	Includes 1,000 shares held in trust by Mr. Gibson.

(4)	Includes 6,000 shares held by Dr. Rhines’ wife.

(5)	Includes 13,600 shares held by a not-for-profit charitable foundation which Mr. Sharp is the trustee but receives no benefits from the foundation.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms we have received, or written representations from certain reporting persons, we believe that during 2006, all executive officers, directors and greater than 10% stockholders complied with all applicable filing requirements.

COMPENSATION COMMITTEE REPORT

Notwithstanding any statement to the contrary in any of our previous or future filings with the SEC, this Compensation Committee report on executive compensation shall not be deemed “filed” with the Commission or “soliciting material” under the Exchange Act, as amended, and shall not be incorporated by reference into any such filings.

Our Committee is responsible for determining salaries, incentives and other forms of compensation for directors and executive officers. The Committee operates under a written charter adopted by the board in September 2002 and amended in May 2004, May 2005 and March 2006 and consists entirely of independent directors as defined by the NASDAQ Global Market rules. Those directors include Messrs. Gibson, Kauser and Rhines.

The Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Committee recommended to the board that the Compensation Discussion and Analysis be included in this Proxy Statement. The Committee believes that the caliber and motivation of all our employees, and especially our executive leadership, are essential to our performance. We believe our management compensation programs contribute to our ability to differentiate our performance from others in the marketplace. We will continue to evolve and administer our compensation program in a manner that we believe will be in stockholders’ interests and worthy of stockholder support.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

Dr. Walden C. Rhines—Chairman

Mr. Charles Scott Gibson

Mr. Nicolas Kauser

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

The Committee of the board is responsible for determining all components of the compensation to be paid to each of our executive officers, including salaries, incentives and other forms of compensation. Mr. Quinsey, our chief executive officer, participates in all discussions and decisions regarding salaries and incentive compensation for all of our executive officers, except during discussions regarding his own salary and incentive compensation. Mr. Quinsey may make suggestions or recommendations during these discussions, however all decisions regarding the compensation of our executive officers are made solely by the Committee.

The following is the report of the Committee describing compensation policies and the rationale applicable to the compensation paid to TriQuint’s executive officers for 2006.

Compensation Philosophy and Objectives

TriQuint’s executive compensation program is designed to align the interests of our executives with the interests of the stockholders by creating an environment that rewards performance relative to TriQuint’s goals. Our executive compensation program is also designed to attract and retain qualified executives in the highly competitive high technology marketplace in which we compete. In this regard, the levels and types of executive compensation that make up TriQuint’s executive compensation packages, which are established by the Committee, are designed to be consistent with those available to executives at other companies in our industry. In particular:

•

We base our compensation on the level of job responsibility, individual performance, and company performance. As executives progress to higher levels in the organization, an increasing proportion of their pay is linked to company performance and stockholder returns through bonus programs and stock option awards.

•

We reflect in our compensation programs the market compensation of the executive position in similarly situated companies in our industry. To attract and retain a highly skilled executive team, we must remain competitive with the compensation packages of other high technology employers who compete with us for talent.

•	We develop and administer our compensation programs to foster the long-term retention of such executives required for success in our industry.

Our executive compensation programs consist of quarterly, semi-annual, annual and long-term components, which are considered together in assessing whether the program is attaining its designed objectives. The Committee recommends a compensation philosophy, which is subsequently approved by the board. Recent changes in the philosophy recommended by the Committee and approved by the board include a move from paying below market wages and above market equity compensation to paying market wages and equity compensation with more variable pay components, based on individual and company performance.

On an annual basis, the Committee is responsible for reviewing and approving the compensation of our executive officers. In determining total executive compensation packages, the Committee considers various measures of company and industry performance, including sales, operating income, net income, and total market value. This data assists the Committee in exercising judgment to establish the total compensation. The Committee does not assign these performance measures relative weights. Instead, the Committee makes a subjective determination after considering all such measures collectively. The Committee also compares TriQuint’s programs with other technology companies of comparable size and stature. In analyzing this information, the Committee compares the executive compensation programs as a whole, and also compares the pay of individual executives if the Committee believes the jobs are sufficiently similar to make meaningful comparisons. The primary reason the Committee analyzes peer group data is to ensure that the executive compensation program as a whole is within the middle range of compensation programs at peer group companies. The Committee does not target a specific position in the range of comparative data for each individual or for each component of compensation. However, the Committee establishes individual amounts in view of the comparative data and such other factors as level of responsibility, prior experience and the Committee’s judgment as to individual performance. The Committee does not apply formulas or assign these factors specific mathematical weights; instead, the Committee exercises judgment and discretion. In addition, the Committee may at times seek consultation from compensation experts in determining appropriate compensation packages under the authority of the Committee charter. Historically, the Committee has retained these services in analyzing the executive compensation. However the consultant does not advise TriQuint’s management and only works with management at the consent of the Committee. Historically, the Committee has retained these services in analyzing our stock option budget. In 2007, the Committee intends to use outside consultation further in establishing other aspects of executive compensation, including base salary and incentive compensation. During 2006, TriQuint incurred less than $10,000 of compensation consulting fees.

TriQuint’s executive compensation program consists of three principal elements: 1) base salary, 2) cash incentives through a profit sharing plan and a management incentive plan and 3) long-term incentives in the form of stock options or other stock related compensation. In addition, TriQuint offers a 401(k) retirement plan and a nonqualified deferred compensation plan. Generally, TriQuint also provides other benefits to executives including eligibility to participate in TriQuint’s employee stock purchase plan and change in control arrangements (described below). TriQuint may also reimburse the costs for business meals, travel and provide communication devices for its executives, but only if the items are integrally and directly related to the performance of the executive’s duties. TriQuint’s philosophy is to position the aggregate of these elements of compensation at a level that is commensurate with TriQuint’s size and performance relative to other comparable technology companies.

TriQuint has linked executive compensation to performance. Specifically, short-term incentive compensation is tied directly to corporate performance in the form of TriQuint’s quarterly profit sharing and management incentive plans, while long-term incentive compensation is tied more directly to long-term corporate performance in the form of equity compensation awards. TriQuint has allocated these compensation elements in a manner that the Committee believes will support TriQuint’s long-term success and profitability. This balanced approach uses the short-term and long-term incentives increasingly at higher levels of responsibility where individuals have the greatest influence on TriQuint’s strategic direction and results over time. Under TriQuint’s plans, company performance above targeted objectives result in increased total compensation, while performance below targeted objectives results in decreased total compensation.

In establishing our chief executive officer’s compensation for 2006, the Committee applied the principles outlined above in the same manner as they were applied to the other executives. The Committee and the full board set the base salary for Mr. Quinsey on his date of hire in July 2002 at $330,200 per year subject to annual review. Mr. Quinsey took a voluntary 10% reduction in his base salary during the second half of 2003. Mr. Quinsey’s base pay was restored back to $330,200 on January 1, 2004, and was subsequently increased to $395,000, effective May 28, 2006. The Committee will review Mr. Quinsey’s compensation for 2007 in the second quarter of 2007.

More specific detail of the elements of executive compensation are set forth below:

Elements of Compensation

Base Salaries

The Committee reviews base salary levels for the chief executive officer and other executive officers of TriQuint annually. The Committee’s current policy is to maintain market competitive base salary levels when compared with those of executives holding similar positions with other companies in the semiconductor industry. The Committee reviews survey data from peer companies and various other industry surveys in setting the compensation for TriQuint’s executive officers. Certain companies included in the peer group index of the stock performance graph are also included in surveys reviewed by the Committee in its assessment and determination of salary levels for our chief executive officer and other executive officers. The Committee has designed its base salaries to compensate executives competitively within the industry and the marketplace, which it believes is necessary to attract and retain its key employees. In addition, TriQuint plans to engage an external compensation consultant to assist the Committee to determine the base salaries of the executive officers.

In addition to his base salary, Todd DeBonis, our vice president of worldwide sales, also receives a sales incentive bonus targeted at 50% of his base salary per his employment agreement. The performance target is set each year based upon market survey data.

Quarterly Profit Sharing

All U.S. based employees and employees in certain foreign subsidiaries participate in our profit sharing program. Profit sharing is paid quarterly if TriQuint’s adjusted operating income exceeds $100,000, and is equal to 10% of adjusted operating income. The chief executive officer has the authority to determine, in accordance with the plan approved by the compensation committee, what specific items may and may not be excluded from the calculation of the adjusted operating income.

The profit sharing amount paid to each employee, including executive officers, is based on a percentage of the employees’ quarterly base salary. TriQuint has designed our quarterly profit sharing plan to provide a direct link between executive compensation and the quarterly performance of TriQuint, which the Committee believes is in the best interests of our stockholders.

Management Incentive Plan

All executive officers, except those on a commission plan, as well as certain senior managers and individual contributors participate in TriQuint’s Management Incentive Plan (the “Plan”). The Plan, which is reviewed and approved by the Committee on an annual basis, provides incentives to its participants by paying out if certain minimum operating profit targets, operational goals and/or strategic milestones are achieved during the applicable period. There is no payout from the Plan if performance is below 80% of TriQuint’s targets.

The operating profit used to calculate the payout from the Plan is based on TriQuint’s GAAP operating income, adjusted by the Committee, and in some cases by management in accordance with the committee, to exclude certain infrequent gains and/or changes (severance, impairment, restructuring costs, acquired in-process research and development, first year losses or gains of any acquired entities, same year losses or gains of divestitures, etc.). Potential payouts from the Plan are set annually by the Committee. The potential semi-annual payouts in 2006 ranged from 0% to 22.5% of base salary for officers and 0% to 15% of base salary for other participants based upon achievement of specific company-wide and business unit/group performance goals. The potential semi-annual payouts for 2007 will range from 0% to 30% of base salary for officers and 0% to 22.5% of base salary for other participants, based upon achievement of specific company-wide and business unit/group performance goals. Timothy A. Dunn was appointed vice president and general manager of our Handset Business Unit in 2006 and, as a result, his employment agreement provides that his participation in the management incentive bonus program for 2006 will be prorated and he will receive a minimum of $50,000 for 2007.

In setting the Plan targets, the Committee considers the participation of eligible individuals in the profit sharing program and adjusts the targeted payouts accordingly. In addition, the Committee determines the affordability of the Plan and considers industry benchmark data. Currently, the Committee believes the Plan is below the industry average based upon the benchmark data obtained. Nevertheless, the Plan is an important tool in providing a direct link between executive compensation and the semi-annual and annual performance of TriQuint, which the Committee believes is in the best interests of our stockholders. The Committee’s intention is to increase variable compensation based upon operating income to provide an incentive to improve Company profitability.

Long-Term Incentives

TriQuint provides its executives, including our chief executive officer, with long-term incentives through the grant of stock options under its 1996 Program. Stock options under this program are granted at an exercise price equaling 100% of fair market value on the date of grant, have a 10 year term and generally vest in installments over four years. Stock options are granted to executive officers in conjunction with each executive officer’s commencement of employment with TriQuint and upon promotion to executive officer. An officer may also receive an annual grant based on several factors. When determining the number of stock options to be awarded to an executive officer, the Committee considers the following:

(i)	the executive’s current contribution to TriQuint’s performance;

(ii)	the executive’s anticipated contribution in meeting TriQuint’s long-term strategic performance goals; and

(iii)	comparisons to an internally generated analysis of published surveys of executive stock option grants made by other high technology and semiconductor companies at a similar stage of development as TriQuint and information provided by equity compensation experts.

Individual considerations, such as the executive’s current and anticipated contributions to TriQuint’s performance, may be more subjective and less measurable by financial results at the corporate level. In this respect, the Committee exercises significant judgment in measuring the contribution or anticipated contribution to TriQuint’s performance. The Committee also periodically reviews the stock options granted to determine whether there is an equitable distribution of such options among the executive officers, including forward looking vesting schedules to ensure continuous vesting. TriQuint has chosen stock options as a key compensation element because the receipt of value by an executive officer under a stock option is dependent upon an increase in the price of TriQuint’s common stock and thus this portion of the executives’ compensation is directly aligned with an increase in stockholder value.

The 1996 Program also allows for the award of restricted stock, restricted stock units, stock appreciation rights, performance shares and performance units. To date however, TriQuint has not granted any awards other than stock options.

Deferred Compensation

TriQuint provides its officers, directors and certain key employees the opportunity to defer a specified portion of their cash compensation into a non-qualified deferred compensation plan under which TriQuint is obligated to pay accumulated balances on a future date. TriQuint does not contribute any funds to this program and the payout to each participant is affected by any positive or negative investment results from investment alternatives selected by the participant under the deferred compensation plan. TriQuint has chosen to allow these employees to participate in such a plan because it believes the deferred compensation plan is a cost effective way to give employees a powerful retirement planning tool.

Other

TriQuint’s executive officers are also eligible to participate in compensation and benefit programs generally available to other employees, including TriQuint’s 1998 ESPP and 401(k) plan. In addition, TriQuint may also reimburse for business travel expenses and provide communication devices for its executives, but only if the items are integrally and directly related to the performance of the executive’s duties. All executives travel on commercial aircraft.

Stock Ownership Guidelines

The Committee requires that each executive officer maintain a minimum ownership interest in TriQuint of 1,000 shares in an effort to align the interest of management with the interests of stockholders. Further, the Committee has established its compensation philosophy to rely heavily on the granting of long-term incentives in the form of stock option awards. The Committee believes this approach properly aligns the interests of the executive officers with the interests of stockholders.

As of December 31, 2006, all executive officers, except for Mr. Dunn, met the minimum ownership requirement. Mr. Dunn is currently participating in TriQuint’s ESPP and we anticipate Mr. Dunn to meet the minimum ownership requirement in the second quarter of 2007.

Deductibility Cap on Executive Compensation

The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code on the compensation paid to our executive officers. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the named executive officers, unless compensation is performance-based. In general, it is the Committee’s policy to qualify, to the maximum extent possible, its executives’ compensation for deductibility under applicable tax laws.

Compensation Committee Interlocks and Insider Participation

None of the members of the Committee of the board who served on the Committee in 2006 or who presently serves on the Committee has interlocking relationships as defined by the SEC or had any relationships requiring disclosure by TriQuint under the SEC’s rules requiring disclosure of certain relationships and related party transactions. Mr. Quinsey, our chief executive officer, participates in all discussions and decisions regarding salaries and incentive compensation for all of our executive officers, except during discussions regarding his own salary and incentive compensation. Mr. Quinsey may make suggestions or recommendations during these discussions, however all deliberations and determinations regarding the compensation of our executive officers are made solely by the Committee.

EXECUTIVE COMPENSATION

The following information details the executive compensation for our principal executive officer, principal financial officer and the next three most highly compensated executive officers who served as executive officers at December 31, 2006 (the “Named Executive Officers”). The table below summarizes the compensation awarded to, earned by or paid to our Named Executive Officers in 2006:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)(1)		Nonqualified Deferred Compensation Earnings ($)(2)	All Other Compensation ($)(3)		Total ($)
Ralph G. Quinsey	2006	$369,916	—	—	$730,366	(4)	$87,285	(9)	—	$1,242		$1,188,809
President and Chief Executive Officer

Stephanie J. Welty	2006	$229,666	—	—	154,379	(5)	$56,359	(10)	—	$2,626		$443,030
Vice President and Chief Financial Officer

Todd A. DeBonis	2006	$230,995	—	—	373,355	(6)	$121,710	(11)	—	$1,992		$728,052
Vice President, Worldwide Sales and Customer Service

Glen A. Riley	2006	$217,868	—	—	269,548	(7)	$53,514	(12)	—	$1,955		$542,885
Vice President, Commercial Foundry

J. David Pye	2006	$245,843	—	—	129,460	(8)	$61,034	(13)	—	$22,231	(14)	$458,568
Vice President, Oregon and External Operations

(1)	Represents payments under TriQuint’s quarterly profit sharing program and management incentive program.

(2)	Includes only above or below market interest.

(3)

Includes group term life insurance paid by TriQuint on behalf of the employee and matching contributions to TriQuint’s 401(k) plan of $1,500 for all employees except for Mr. Quinsey who did not participate in the plan.

(4)

Includes $371,981 of expense related to options granted on July 16, 2002, $199,629 of expense related to options granted on April 29, 2003, $111,232 of expense related to options granted on August 18, 2005, and $47,524 of expense related to options granted on August 23, 2006. The total value of the option awards in 2002, 2004, 2005 and 2006 were $2,758,700, $817,110, $310,230 and $386,925, respectively.

(5)

Includes $5,437 of expense related to options granted on April 29, 2003, $70,698 of expense related to options granted on May 13, 2004, $33,438 of expense related to options granted on April 26, 2005, $10,875 of expense related to options granted on August 18, 2005, and $33,931 of expense related to options granted on March 2, 2006. The total value of the option awards in 2003, 2004, 2005 and 2006 were $38,303, $220,038, $126,243 and $133,035, respectively.

(6)

Includes $286,160 of expense related to options granted on April 21, 2004 , $42,984 of expense related to options granted on April 26, 2005, and $44,211 of expense related to options granted on March 2, 2006. The total value of the option awards in 2004, 2005 and 2006 were $1,431,584, $133,308 and $186,249, respectively.

(7)

Includes $133,582 of expense related to options granted on January 28, 2003, $66,447 of expense related to options granted on May 13, 2004, $33,663 of expense related to options granted on April 26, 2005, and $35,856 of expense related to options granted on March 2, 2006. The total value of the option awards in 2003, 2004, 2005 and 2006 were $530,860, $202,800, $95,220 and $133,035, respectively.

(8)

Includes $5,500 of expense related to options granted on April 29, 2003, $66,447 of expense related to options granted on May 13, 2004, $33,663 of expense related to options granted on April 26, 2005, and $23,850 of expense related to options granted on March 2, 2006. The total value of the option awards in 2003, 2004, 2005 and 2006 were $40,855, $202,800, $95,220 and $93,125, respectively.

(9)	Includes $10,924 of payments under TriQuint’s quarterly profit sharing program and $76,361 of payments under TriQuint’s management incentive program.

(10)	Includes $6,734 of bonus payments under TriQuint’s quarterly profit sharing program and $49,625 of payments under TriQuint’s management incentive program.

(11)	Includes $10,184 of bonus payments under TriQuint’s quarterly profit sharing program, as well as $111,526 in sales incentive commissions.

(12)	Includes $6,396 of bonus payments under TriQuint’s quarterly profit sharing program and $47,118 of payments under TriQuint’s management incentive program.

(13)	Includes $7,755 of bonus payments under TriQuint’s quarterly profit sharing program and $53,279 of payments under TriQuint’s management incentive program.

(14)

Includes $9,514 of 3rd party sick pay, proceeds in the amount of $8,894 from the exercise of non-qualified stock options, as well as matching contributions to TriQuint’s 401(k) plan of $1,500, which is further referred to in footnote (3) above.

The following table sets forth information concerning cash and option based awards during 2006 to each of the named executive officers:

Grants of Plan-Based Awards

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Securities Under-Lying Options (#)	All Other Option Awards: Number of Securities Under-Lying Options (#)	Exercise Or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum ($)
Ralph G. Quinsey	8/23/06	8/23/06	—	—	—	—	—	—	—	150,000	$4.38	8/23/06
Ralph G. Quinsey(3)	—	—	—	$24,765	$37,148	—	—	—	—	—	—	—
Ralph G. Quinsey(3)	—	—	—	$28,130	$42,194	—	—	—	—	—	—	—
Ralph G. Quinsey(4)	—	—	—	$10,924	—	—	—	—	—	—	—	—

Stephanie J. Welty	3/2/06	3/2/06	—	—	—	—	—	—	—	50,000	$4.83	3/2/06
Stephanie J. Welty(5)	—	—	—	$16,913	$25,369	—	—	—	—	—	—	—
Stephanie J. Welty(5)	—	—	—	$17,400	$26,100	—	—	—	—	—	—	—
Stephanie J. Welty(4)	—	—	—	$6,734	—	—	—	—	—	—	—	—

Todd A. DeBonis	3/2/06	3/2/06	—	—	—	—	—	—	—	70,000	$4.83	3/2/06
Todd A. DeBonis (4)	—	—	—	$10,184	—	—	—	—	—	—	—	—

Glen A. Riley	3/2/06	3/2/06	—	—	—	—	—	—	—	50,000	$4.83	3/2/06
Glen A. Riley(5)	—	—	—	$16,217	$24,326	—	—	—	—	—	—	—
Glen A. Riley(5)	—	—	—	$16,350	$24,525	—	—	—	—	—	—	—
Glen A. Riley (4)	—	—	—	$6,396	—	—	—	—	—	—	—	—

J. David Pye	3/2/06	3/2/06	—	—	—	—	—	—	—	35,000	$4.83	3/2/06
J. David Pye(6)	—	—	—	$19,045	$28,568	—	—	—	—	—	—	—
J. David Pye(6)	—	—	—	$17,727	$26,590	—	—	—	—	—	—	—
J. David Pye( (4)	—	—	—	$7,755	—	—	—	—	—	—	—	—

(1)

Cash awards granted under TriQuint’s quarterly profit sharing and semi-annual management incentive programs. All awards are granted based upon the individual’s actual quarterly or semi-annual salary and the determined bonus percentages. The Company’s quarterly profit sharing program does not establish target or maximum payouts.

(2)	Options granted under the 1996 Program include both incentive stock options and nonqualified stock options. All option grants are subject to the discretion of the Committee of the board.

(3)	The actual first-half payout from management incentive program was $37,148, paid in the third quarter of 2006. The second-half payout was $39,164, paid in the first quarter of 2007.

(4)	Represents payments made under TriQuint’s quarterly profit sharing program.

(5)	The actual first-half payout from management incentive program was $25,369, paid in the third quarter of 2006. The second-half payout was $24,256, paid in the first quarter of 2007.

(6)	The actual first-half payout from management incentive program was $24,326, paid in the third quarter of 2006. The second-half payout was $22,792, paid in the first quarter of 2007.

The following table provides information relating to equity awards outstanding at December 31, 2006 held by the executive officers identified in the Summary Compensation Table.

Outstanding Equity Awards at Fiscal Year-End

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Ralph G. Quinsey	500,000	—	—	$7.21	7/16/2012	—	—	—	—
Ralph G. Quinsey	220,000	80,000	—	$3.53	4/29/2013	—	—	—	—
Ralph G. Quinsey	—	150,000	—	$3.65	8/18/2015	—	—	—	—
Ralph G. Quinsey	6,250	143,750	—	$4.38	8/23/2016	—	—	—	—

Stephanie J. Welty	19,312	—	—	$2.69	9/23/2008	—	—	—	—
Stephanie J. Welty	16,200	—	—	$3.04	12/2/2008	—	—	—	—
Stephanie J. Welty	52,800	—	—	$15.47	9/28/2009	—	—	—	—
Stephanie J. Welty	4,000	—	—	$21.13	12/1/2009	—	—	—	—
Stephanie J. Welty	22,000	—	—	$36.50	12/21/2010	—	—	—	—
Stephanie J. Welty	5,000	—	—	$10.38	4/4/2011	—	—	—	—
Stephanie J. Welty	15,000	—	—	$11.19	12/21/2011	—	—	—	—
Stephanie J. Welty	7,500	—	—	$9.69	7/1/2012	—	—	—	—
Stephanie J. Welty	7,500	—	—	$6.25	7/1/2012	—	—	—	—
Stephanie J. Welty	37,187	313	—	$3.53	4/29/2013	—	—	—	—
Stephanie J. Welty	29,250	27,550	—	$5.45	5/13/2014	—	—	—	—
Stephanie J. Welty	1,125	48,875	—	$3.09	4/26/2015	—	—	—	—
Stephanie J. Welty	5,625	9,375	—	$3.65	8/18/2015	—	—	—	—
Stephanie J. Welty	1,875	48,125	—	$4.83	3/2/2016	—	—	—	—

Todd A. DeBonis	162,400	117,600	—	$6.87	4/21/2014	—	—	—	—
Todd A. DeBonis	—	70,000	—	$3.09	4/26/2015	—	—	—	—
Todd A. DeBonis	4,375	65,625	—	$4.83	3/2/2016	—	—	—	—

Glen A. Riley	140,000	4,000	—	$3.44	1/28/2013	—	—	—	—
Glen A. Riley	25,000	25,000	—	$5.45	5/13/2014	—	—	—	—
Glen A. Riley	—	50,000	—	$3.09	4/26/2015	—	—	—	—
Glen A. Riley	1,875	48,125	—	$4.83	3/2/2016	—	—	—	—

J. David Pye	30,000	—	—	$3.42	12/3/2007	—	—	—	—
J. David Pye	60,004	—	—	$3.04	12/2/2008	—	—	—	—
J. David Pye	52,000	—	—	$21.13	12/1/2009	—	—	—	—
J. David Pye	40,000	—	—	$36.50	12/21/2010	—	—	—	—
J. David Pye	16,000	—	—	$10.38	4/4/2011	—	—	—	—
J. David Pye	37,500	—	—	$11.19	12/21/2011	—	—	—	—
J. David Pye	18,750	—	—	$9.69	7/1/2012	—	—	—	—
J. David Pye	18,750	—	—	$6.25	7/1/2012	—	—	—	—
J. David Pye	40,000	—	—	$3.53	4/29/2013	—	—	—	—
J. David Pye	25,000	25,000	—	$5.45	5/13/2014	—	—	—	—
J. David Pye	—	50,000	—	$3.09	4/26/2015	—	—	—	—
J. David Pye	—	35,000	—	$4.83	3/2/2016	—	—	—	—

The following table provides information relating to option exercises and award vesting during 2006 by the executive officers identified in the Summary Compensation Table.

Option Exercises and Stock Vested

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Ralph G. Quinsey	—	—	—	—
Stephanie J. Welty	—	—	—	—
Todd A. DeBonis	—	—	—	—
Glen A. Riley	—	—	—	—
J. David Pye	11,768	$8,894	—	—

The following table provides information relating to pension benefits during 2006 by the executive officers identified in the Summary Compensation Table.

Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Ralph G. Quinsey	—	—	—	—
Stephanie J. Welty	—	—	—	—
Todd A. DeBonis	—	—	—	—
Glen A. Riley	—	—	—	—
J. David Pye	—	—	—	—

The following table provides information relating to nonqualified deferred compensation during 2006 by the executive officers identified in the Summary Compensation Table.

Nonqualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Ralph G. Quinsey	$635	—	$2,867	—	$20,369
Stephanie J. Welty	$13,223	—	$1,035	—	$14,258
Todd A. DeBonis	$60,107	—	$16,042	—	$135,396
Glen A. Riley	—	—	—	—	—
J. David Pye	—	—	—	—	—

Payments to be Made upon Termination

Regardless of the manner in which a named executive officer’s employment terminates, he is entitled to receive amounts earned during his term of employment. Such amounts include:

•	Accrued but unpaid wages

•	Non-equity incentive compensation earned during the fiscal year, including any earned sales commissions;

•	Upon exercise of outstanding and vested options, shares awarded under the 1996 Program;

•	Amounts contributed to the 1998 Employee Stock Purchase Plan;

•	Unused vacation pay; and

•	Reimbursement of accrued expenses

Payments Made upon Death or Disability

In the event of the death or disability of a named executive officer, in addition to the benefits listed under the headings “Payments Made upon Termination” above, the named executive officer will receive benefits under TriQuint’s disability plan or payments under TriQuint’s life insurance plan, as appropriate.

Change-of-Control Arrangements

In January 1995, the board approved an amendment to each stock option held by our then-current executive officers, and to each stock option granted to our future executive officers, as determined from time to time by the board or a committee thereof, to provide that, in the event we experience a change of control, certain outstanding stock options held by each executive officer at the time of any such change of control, regardless of whether such stock options are then exercisable in accordance with their terms, shall become vested and exercisable as follows:

1.	The chief executive officer shall become immediately vested for those shares that would have otherwise become vested over the last twelve months of the options’ vesting schedules.

2.	The chief financial officer shall become immediately vested for those shares that would otherwise have become vested over the last eight months of the options’ vesting schedules, unless otherwise stated in an employment agreement.

3.	All other executive officers shall become immediately vested for those shares that would have otherwise become vested over the last four months of the options’ vesting schedules, unless otherwise stated in an employment agreement.

Certain executive officers, including our chief executive officer and chief financial officer, have letter agreements that address change of control matters which supersede the 1995 arrangements. These letter agreements are disclosed below. For all other current executive officers, this arrangement is applicable to all their respective stock option holdings.

Employment Contracts and Termination of Employment Arrangements

In June 2002, under the terms of his acceptance of employment, Mr. Quinsey, our president and chief executive officer, entered into a letter agreement with us pursuant to which he was to receive an annual base salary of $330,200, subject to annual review, an annual target bonus of 50% of his base salary subject to compliance with performance against a corporate wide bonus plan and a stock option grant for 500,000 shares of our common stock (vesting 28% on the first anniversary of the option grant, then 2% monthly thereafter until fully vested), a moving and relocation allowance consistent with our corporate polices, with a tax equalization adjustment, and a signing bonus of $25,000. In the event that we desire to terminate Mr. Quinsey’s employment without cause, we must provide Mr. Quinsey a lump sum payment equal to one year’s compensation at Mr. Quinsey’s then-current base salary and health and life benefits at company expense for 12 months. The agreement also provides for a change of control benefit of full vesting of 12 months’ worth of unvested options in the event Mr. Quinsey is terminated without cause or resigns for good reason within 12 months of a change of control. Mr. Quinsey took a voluntary 10% reduction in his base salary during the second half of 2003 and on August 23, 2006, the Committee approved a new annual base salary for Mr. Quinsey of $395,000, to be effective May 28, 2006.

In April 2004, we entered into a letter agreement with Todd A. DeBonis, our vice president of worldwide sales. Pursuant to the agreement, Mr. DeBonis was to receive an annual base salary of $220,000 and a guaranteed first year sales incentive bonus of approximately $74,000 payable in the first quarter of 2005 and targeted at 50% of his base compensation annually, a stock option grant of 280,000 shares vesting over a five year period, and a moving and a relocation allowance consistent with our corporate policies, with tax equalization adjustment. In the event of a change of control resulting in a termination without cause or resignation for good reason, we will vest the furthest out 12 months of unvested options. In the event of termination without cause or resignation for good reason, Mr. DeBonis shall receive 12 months of base pay along with 12 months of health and life insurance, which shall cease upon Mr. DeBonis’s subsequent employment or consulting arrangement. On May 24, 2006, the Committee approved a new annual base salary for Mr. DeBonis of $236,000.

In July 2005, we entered into a letter agreement with Stephanie J. Welty, our vice president of finance and administration, chief financial officer and secretary. Pursuant to the agreement, Ms. Welty was to receive an annual base salary of $210,000, subject to annual review, an annual bonus consistent with our bonus programs, a stock option grant for 15,000 shares of our common stock (vesting 25% per year over a four year period) and an annual option grant in accordance with our current guidelines. In the event that Ms. Welty’s employment is terminated without cause or due to death or disability or Ms. Welty resigns for good reason, Ms. Welty will be entitled to receive, within 30 days of the date of termination, a lump sum payment equal to 12 months’ base compensation, less appropriate deductions. Bonus payments, if any, will be made pursuant to the terms of the applicable bonus plan. Additionally, Ms. Welty will receive health and life insurance benefits with the same coverage provided prior to termination of employment for a 12 month period immediately following termination. In the event that Ms. Welty’s employment is terminated without cause or Ms. Welty resigns for good reason at any time from the date the board approves a transaction which, if consummated, would result in a change in control of TriQuint and continuing for 12 months following the effective date of such change in control, 12 months’ worth of unvested stock options held by Ms. Welty will automatically become vested. On May 24, 2006, the Committee approved a new annual base salary for Ms. Welty of $232,000.

In July, 2006, we entered into a letter agreement with Timothy A. Dunn, upon his acceptance of employment as our president and general manager of our Handset Business Unit. Pursuant to the employment agreement, Mr. Dunn’s annual base compensation is $250,000, subject to annual review. He will also be paid a guaranteed signing bonus of $50,000 on June 15, 2007, subject to continued employment, which must be repaid in full if Mr. Dunn terminates employment without good reason within two years of his start date. Mr. Dunn will also be eligible for an annual bonus consistent with our bonus programs, a stock option grant for 250,000 shares of our common stock (vesting 25% per year over a four year period) and an annual option grant in accordance with our current guidelines. Mr. Dunn’s participation in the management incentive bonus program for 2006 was prorated and he will receive a minimum of $50,000 for 2007. In the event that Mr. Dunn’s employment is terminated without cause or due to death or disability or Mr. Dunn resigns for good reason, Mr. Dunn will be entitled to receive, within 30 days of the date of termination, a lump sum payment equal to 12 months’ base compensation, less appropriate deductions. Additionally, Mr. Dunn will receive health and life insurance benefits with the same coverage provided prior to termination of employment for a 12 month period immediately following termination. In the event that Mr. Dunn’s employment is terminated without cause or Mr. Dunn resigns for good reason at any time from the date the board approves a transaction which, if consummated, would result in a change in control of TriQuint and continuing for 12 months following the effective date of such change in control, the subsequent 12 months’ worth of unvested stock options held by Mr. Dunn will automatically become vested.

No other executive officer has an employment contract.

Ralph G. Quinsey

The following table shows the potential payments upon termination for various reasons, including within 12 months of a change of control, disability and death for Mr. Quinsey, our president and chief executive officer, as of December 31, 2006:

Executive Benefit and Payments Upon Separation	Voluntary Termination, Retirement or For Cause Termination	Involuntary Not For Cause Termination (within 12 months of a Change in Control)	Disability	Death
Compensation:	$—	$395,000	$—	$—

Long Term Incentive Compensation:
Stock Options	—	540,000	—	—

Benefits & Perquisites:
Stock Awards	—	—	—	—
ESPP	—	—	—	—
401(k) Plan	—	—	—	—
Life Insurance Proceeds	—	—	—	$790,000
Accidental Death Proceeds	—	—	—	$790,000
Travel Death Proceeds(1)	—	—	—	$1,000,000
Short Term Disability(2)	—	—	$126,605	—
Long Term Disability(3)	—	—	$4,133,755	—
Cash Severance	—	—	—	—
Life and Health Insurance(4)	—	$11,118	$11,118	$11,118
Accrued Vacation	$8,500	$8,500	$8,500	$8,500
Deferred Compensation	$20,369	$20,369	$20,369	$20,369
Automobile Allowance	—	—	—	—

(1)	Payable only if death occurs during travel for business.

(2)	The amount listed represents the total obligation to be paid on a weekly basis over a maximum 25 week period upon incidence of disability.

(3)	The amount listed represents the total obligation to be paid on a weekly basis, until the respective officer reaches the age of 67, immediately following termination of short-term benefits.

(4)	The amount listed represents the total annual obligation, to be paid monthly, for a maximum of 12 months following termination, disability, or death.

Todd A. DeBonis

The following table shows the potential payments upon termination for various reasons, including within 12 months of a change of control, disability and death for Mr. DeBonis, our vice president of worldwide sales, as of December 31, 2006:

Executive Benefit and Payments Upon Separation	Voluntary Termination, Retirement or For Cause Termination	Involuntary Not For Cause Termination (within 12 months of a Change in Control)	Disability	Death
Compensation:	$—	$236,000	$—	$—

Long Term Incentive Compensation:
Stock Options	—	315,000	—	—

Benefits & Perquisites:
Stock Awards	—	—	—	—
ESPP	—	—	—	—
401(k) Plan	—	—	—	—
Life Insurance Proceeds	—	—	—	$472,000
Accidental Death Proceeds	—	—	—	$472,000
Travel Death Proceeds(1)	—	—	—	$1,000,000
Short Term Disability(2)	—	—	$75,641	—
Long Term Disability(3)	—	—	$3,818,359	—
Cash Severance	—	—	—	—
Life and Health Insurance(4)	—	$10,546	$10,546	$10,546
Accrued Vacation	$3,958	$3,958	$3,958	$3,958
Deferred Compensation	$135,396	$135,396	$135,396	$135,396
Automobile Allowance	—	—	—	—

(1)	Payable only if death occurs during travel for business.

(2)	The amount listed represents the total obligation to be paid on a weekly basis over a maximum 25 week period upon incidence of disability.

(3)	The amount listed represents the total obligation to be paid on a weekly basis, until the respective officer reaches the age of 67, immediately following termination of short-term benefits.

(4)	The amount listed represents the total annual obligation, to be paid monthly, for a maximum of 12 months following termination, disability, or death.

Stephanie J. Welty

The following table shows the potential payments upon termination for various reasons, including within 12 months of a change of control, disability and death for Ms. Welty, our vice president of finance and administration, chief financial officer and secretary, as of December 31, 2006:

Executive Benefit and Payments Upon Separation	Voluntary Termination, Retirement or For Cause Termination		Involuntary Not For Cause Termination (within 12 months of a Change in Control)		Disability		Death
Compensation	$—		$232,000		$—		$—

Long Term Incentive Compensation:
Stock Options	—		16,875		—		—

Benefits & Perquisites:
Stock Awards	—		—		—		—
ESPP	—		—		—		—
401(k) Plan	—		—		—		—
Life Insurance Proceeds	—		—		—		$464,000
Accidental Death Proceeds	—		—		—		$464,000
Travel Death Proceeds(1)	—		—		—		$1,000,000
Short Term Disability(2)	—		—		$74,359		—
Long Term Disability(3)	—		—		$2,427,077		—
Cash Severance	—		—		—		—
Life and Health Insurance(4)	—		$8,767		$8,767		$8,767
Accrued Vacation	$62,281	(5)	$62,281	(5)	$62,281	(5)	$62,281	(5)
Deferred Compensation	$14,258		$14,258		$14,258		$14,258
Automobile Allowance	—		—		—		—

(1)	Payable only if death occurs during travel for business.

(2)	The amount listed represents the total obligation to be paid on a weekly basis over a maximum 25 week period upon incidence of disability.

(3)	The amount listed represents the total obligation to be paid on a weekly basis, until the respective officer reaches the age of 67, immediately following termination of short-term benefits.

(4)	The amount listed represents the total annual obligation, to be paid monthly, for a maximum of 12 months following termination, disability, or death.

(5)	Amount listed represents accrued vacation, accrued sabbatical, and sick pay due to Ms. Welty upon termination, disability, or death.

Timothy A. Dunn

The following table shows the potential payments upon termination for various reasons, including within 12 months of a change of control, disability and death for Mr. Dunn, our vice president and general manager of our Handset Business Unit, as of December 31, 2006:

Executive Benefit and Payments Upon Separation	Voluntary Termination, Retirement or For Cause Termination	Involuntary Not For Cause Termination (within 12 months of a Change in Control)	Disability	Death
Compensation:	$—	$250,000	$—	$—

Long Term Incentive Compensation:
Stock Options	—	281,250	—	—

Benefits & Perquisites:
Stock Awards	—	—	—	—
ESPP	—	—	—	—
401(k) Plan	—	—	—	—
Life Insurance Proceeds	—	—	—	$500,000
Accidental Death Proceeds	—	—	—	$500,000
Travel Death Proceeds(1)	—	—	—	$1,000,000
Short Term Disability(2)	—	—	$80,128	—
Long Term Disability(3)	—	—	$3,477,106	—
Cash Severance	—	—	—	—
Life and Health Insurance(4)	—	$10,596	$10,596	$10,596
Accrued Vacation	$7,442	$7,442	$7,442	$7,442
Deferred Compensation	—	—	—	—
Automobile Allowance	—	—	—	—

(1)	Payable only if death occurs during travel for business.

(2)	The amount listed represents the total obligation to be paid on a weekly basis over a maximum 25 week period upon incidence of disability.

(3)	The amount listed represents the total obligation to be paid on a weekly basis, until the respective officer reaches the age of 67, immediately following termination of short-term benefits.

(4)	The amount listed represents the total annual obligation, to be paid monthly, for a maximum of 12 months following termination, disability, or death.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND

DIRECTOR INDEPENDENCE

Since January 1, 2006, we have not been a party to, and we have no plans to be a party to, any transaction or series of similar transactions in which the amount involved exceeded or will exceed $120,000 and in which any current director, executive officer, holder of more than 5% of our capital stock, or any member of the immediate family of any of the foregoing, had or will have a direct or indirect material interest, other than the compensation agreements described in “Executive Compensation and Other Matters.” We intend that any such future transactions will be approved by a majority of the board, including a majority of the independent and disinterested outside directors, and will be on terms no less favorable to our company than could be obtained from unaffiliated third parties.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2006, about our common stock that may be issued upon the exercise of options and rights granted to employees, consultants or members of our board under all existing equity compensation plans including the 1996 Program, the 1998 Nonstatutory Stock Option Plan, the 1998 ESPP, the Sawtek Inc. Second Stock Option Plan and the Sawtek Inc. Stock Option Plan for acquired companies:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category	(a)		(b)		(c)
Equity compensation plans approved by security holders	24,562,409	(1)	$9.89	(3)	7,636,339	(2)
Equity compensation plans not approved by security holders	1,170,256		$8.86		1,492,959

Total	25,732,665		$9.84	(3)	9,129,298	(2)

(1)

Of these shares of common stock, 23,528,941 shares were subject to outstanding options under the 1996 Program, 1,033,468 shares were subject to outstanding options under the Sawtek Inc. Second Stock Option Plan and 29,629 shares were subject to outstanding options under the Sawtek Inc. Stock Option Plan for Acquired Companies.

(2)

Includes 165,068 shares of our common stock reserved for future issuance under our 1998 ESPP. The 1998 ESPP provides for an automatic increase in the number of authorized shares of up to 2,400,000 shares in May of each year. If the 2007 ESPP is approved by the stockholders, the 1998 ESPP will terminate on June 1, 2007. Otherwise it will terminate in December 2007.

(3)

The weighted average exercise price excludes the shares in the 1998 ESPP. We are unable to ascertain with specificity the number of securities to be issued upon exercise of outstanding rights under the 1998 ESPP or the weighted average exercise price of outstanding rights under the 1998 ESPP. The 1998 ESPP provides that shares of our common stock may be purchased at a per share price equal to 85% of the fair market value of the common stock on the beginning of the offering period or a purchase date applicable to such offering period, whichever is lower.

1998 Nonstatutory Stock Option Plan

In January 1998, the board approved the 1998 Nonstatutory Stock Option Plan (the “1998 Plan”). The 1998 Plan was subsequently amended and restated in July 2003. The 1998 Plan has not been submitted to our stockholders for approval.

The material terms of the 1998 Plan are summarized as follows:

Purpose

The purposes of the 1998 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants and to promote the success of our business.

Eligibility to Participate in the 1998 Plan

Nonstatutory stock options may be granted to our consultants and our employees who are not officers or directors.

Number of Shares Covered by the 1998 Plan

The board initially reserved 500,000 shares of our common stock for issuance under the 1998 Plan. Our shares of common stock have split three times (3 for 2 stock split in July 1999, 2 for 1 in February 2000 and 2 for 1 in July 2000), thus producing an equivalent effect of a 6 for 1 stock split. Due to these stock splits, the shares of our common stock reserved for issuance under the 1998 Plan increased from 500,000 to 3,000,000 shares. In December 2002, the board amended the 1998 Plan to increase the aggregate number of shares of common stock authorized for issuance by 1,000,000 due to the grant of stock options to our new employees from businesses that we acquired in 2002 and early 2003. As of March 22, 2006, options to acquire 1,229,121 shares were exercised, options to acquire 1,289,678 shares were outstanding and options to acquire 1,481,201 shares remain to be granted under the 1998 Plan, out of the 4,000,000 shares reserved for issuance.

Awards Permitted under the 1998 Plan

The 1998 Plan authorizes the granting of nonstatutory stock options only.

Terms of Options

The exercise price of an option may not be less than the fair market value of our common stock on the date of grant and the term of each option shall be stated in the stock option agreement. All of the options that are currently outstanding under the 1998 Plan vest and become exercisable over a four year period beginning at the grant date. Payment of the exercise price may be made by cash, check, promissory note, cashless exercise, other shares of our common stock, any other form of consideration permitted by applicable law or any combination of the foregoing methods of payment. Options may be made exercisable only under the conditions the board or its appointed committee may establish. If an optionee’s employment terminates for any reason, the option remains exercisable for a fixed period of three months or such longer period as may be fixed by the board or its appointed committee up to the remainder of the option’s term.

Capital Changes

The number of shares available for future grant and previously granted but unexercised options are subject to adjustment for any future stock dividends, splits, mergers, combinations, reclassification of the common stock or other changes in capitalization as described in the 1998 Plan.

Merger or Change of Control

In the event of a merger of our company with or into another corporation, or the sale of substantially all of our assets, each outstanding option under the 1998 Plan must be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of such successor corporation. If the successor corporation refuses to assume or substitute for the option, the optionee will fully vest in and have the right to exercise the option as to all of the optioned stock, including shares as to which it would not otherwise be vested or exercisable.

Termination and Amendment

The 1998 Plan provides that the board may amend or terminate the 1998 Plan without stockholder approval, but no amendment or termination of the 1998 Plan or any award agreement may adversely affect any award previously granted under the 1998 Plan without the written consent of the optionee.

OTHER MATTERS

We know of no other matters to be submitted at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the board may recommend.

THE BOARD OF DIRECTORS OF

TRIQUINT SEMICONDUCTOR, INC.

Appendix A

TRIQUINT SEMICONDUCTOR, INC.

1996 STOCK INCENTIVE PROGRAM

(AS AMENDED AND RESTATED EFFECTIVE FEBRUARY 2007)

1. Purposes of the Program. The purposes of this Stock Incentive Program are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees, Consultants and certain Outside Directors of the Company and to promote the success of the Company’s business.

The Program permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares and other stock or cash awards at the discretion of the Administrator and as reflected in the terms of the Award Agreement. The Program also provides for automatic grants of Nonstatutory Stock Options to Outside Directors who are neither representatives nor employees or stockholders owning more than one percent (1%) of the outstanding shares of the Company.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” shall mean the Board or any of its Committees as shall be administering the Program, in accordance with Section 4 of the Program.

(b) “Annual Director Grant” shall mean the Complete Annual Director Grant and the Partial Annual Director Grant, collectively.

(c) “Applicable Laws” means the requirements relating to the administration of equity plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Program.

(d) “Award” means, individually or collectively, a grant under the Program of Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.

(e) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Program including an Option Agreement. The Award Agreement is subject to the terms and conditions of the Program.

(f) “Board” shall mean the Board of Directors of the Company.

(g) “Chairman Grant” shall mean the automatic Option grant made to the Company’s Chairman of the Board pursuant to Section 8(e).

(h) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(i) “Committee” shall mean a Committee appointed by the Board of Directors in accordance with Section 4 of the Program.

(j) “Common Stock” shall mean the Common Stock of the Company.

(k) “Company” shall mean TriQuint Semiconductor, Inc., a Delaware corporation.

(l) “Complete Annual Director Grant” shall mean the automatic Option grant made to the Outside Directors pursuant to Section 8(c).

(m) “Consultant” shall mean any person who is engaged by the Company or any Parent or Subsidiary to render consulting services and is compensated for such consulting services; provided that the term Consultant shall not include directors who are not compensated for their services; or are paid only a director’s fee by the Company.

(n) “Continuous Status as an Employee, Consultant or Outside Director” shall mean the absence of any interruption or termination of service as an Employee, Consultant or Outside Director. Continuous Status as an Employee, Consultant or Outside Director shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Administrator.

(o) “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Program as “performance-based compensation” under Section 162(m) of the Code.

(p) “Director” shall mean a member of the Board.

(q) “Employee” shall mean any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director’s fee by the Company shall not be sufficient to constitute “employment” by the Company.

(r) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(s) “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(t) “Initial Director Grant” shall mean the automatic Option grant made to an Outside Director pursuant to Section 8(b).

(u) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(v) “Officer” shall mean a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(w) “Option” shall mean a stock option granted pursuant to the Program.

(x) “Option Agreement” means a written or electronic agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Program.

(y) “Optioned Stock” shall mean the Common Stock subject to an Award.

(z) “Optionee” shall mean an Employee, Consultant or Outside Director who holds an outstanding Option.

(aa) “Outside Director” shall mean a member of the Board of Directors of the Company who is not an Employee.

(bb) “Parent” shall mean a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(cc) “Partial Director Annual Grant” shall mean the automatic Option grant made to an Outside Director on a date other than the date of an annual meeting of the Company’s stockholders pursuant to Section 8(d).

(dd) “Participant” means the holder of an outstanding Award including an Optionee.

(ee) “Performance Period” means any fiscal year of the Company or such other period as determined by the Administrator in its sole discretion.

(ff) “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine pursuant to Section 12.

(gg) “Performance Unit” means an Award which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 12.

(hh) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(ii) “Program” shall mean this 1996 Stock Incentive Program.

(jj) “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 9 of the Program, or issued pursuant to the early exercise of an Option.

(kk) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 10. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(ll) “Retirement” shall mean the termination of a Participant’s Continuous Status as an Employee, Consultant or Outside Director when any of the following are true: (i) the Participant is at least fifty-five (55) years old and he or she has completed at least seven (7) years of service as an Employee, Consultant, or, if applicable, Outside Director, (ii) the Participant is at least sixty-three (63) years old, or (iii) the Participant’s age when added to the number of years of service as an Employee, Consultant or, if applicable, Outside Director equals or exceeds seventy (70).

(mm) “Rule 16b-3” shall mean Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Program.

(nn) “Share” shall mean a share of the Common Stock, as adjusted in accordance with Section 15 of the Program.

(oo) “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 11 is designated as a Stock Appreciation Right.

(pp) “Subsidiary” shall mean a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Program.

(a) Stock Subject to the Program. Subject to the provisions of Section 15 of the Program, the maximum aggregate number of shares under the Program is 36,050,000 shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

(b) Full Value Awards. Any Shares subject to Awards of Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares and Stock Appreciation Rights, will be counted against the numerical limits of this Section 3 as two (2) Shares for every one (1) Share subject thereto. Further, if Shares acquired pursuant to any such Award are forfeited or repurchased by the Company and would otherwise return to the Program pursuant to Section 3(c), two (2) times the number of Shares so forfeited or repurchased will return to the Program and will again become available for issuance.

(c) Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, Performance Shares or

Performance Units, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and Stock Appreciation Rights, the forfeited or repurchased shares) which were subject thereto will become available for future grant or sale under the Program (unless the Program has terminated). With respect to Stock Appreciation Rights, only Shares actually issued pursuant to a Stock Appreciation Right will cease to be available under the Program; all remaining Shares under Stock Appreciation Rights will remain available for future grant or sale under the Program (unless the Program has terminated). However, Shares that have actually been issued under the Program under any Award will not be returned to the Program and will not become available for future distribution under the Program; provided, however, that if unvested Shares of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Program. Shares used to pay the tax and exercise price of an Award will become available for future grant or sale under the Program. To the extent an Award under the Program is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Program. Notwithstanding the foregoing and, subject to adjustment provided in Section 15, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Program under this Section 3(c).

4. Administration of the Program.

(a) Procedure.

(i) Multiple Administrative Bodies. The Program may be administered by different Committees with respect to different groups of Employees or Consultants.

(ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Program shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration. Other than as provided above, the Program shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

(b) Power of the Administrator. Subject to the provisions of the Program, the Administrator shall have the authority, in its discretion: (i) to determine the terms and conditions of any Award granted hereunder (which need not be identical) consistent with the terms of the Program; (ii) to approve forms of agreement for use under the Program; (iii) to determine, upon review of relevant information and in accordance with Section 7(b)(ii) of the Program, the fair market value of the Common Stock; (iv) to determine the exercise price per share of Options and Stock Appreciation Rights to be granted, which exercise price shall be determined in accordance with Sections 7 and 11 of the Program; (v) to select the Employees or Consultants to whom Awards may be granted hereunder (except with respect to automatic Option grants made to certain Outside Directors); (vi) to interpret the Program; (vii) to prescribe, amend and rescind rules and regulations relating to the Program; (viii) to modify or amend each Award with the consent of the holder thereof; (ix) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Award previously granted by the Administrator; (x) to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Award that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld; (xi) to grant in addition to the incentives described in Sections 7, 9, 10, 11 and 12 below, other incentives payable in cash or Shares under the Program as determined by the Administrator to be in the best interests of the Company and subject to any terms and conditions the Administrator deems advisable; and (xii) to make all other determinations deemed necessary or advisable for the administration of the Program. However, with respect to Options granted to certain Outside Directors pursuant to Section 8 hereof, the Administrator shall exercise no discretion and such awards shall be administered solely according to their terms.

(c) Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Participants and any other holders of any Awards granted under the Program.

5. Eligibility. Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares and such other cash or stock awards as the Administrator determines may be granted to Employees and Consultants; Options may also be granted to Outside Directors who are neither employees nor representatives of stockholders owning more than one percent (1%) of the outstanding shares of the Company. However, (i) Incentive Stock Options may be granted only to Employees, and (ii) Options may only be granted to Outside Directors who are neither Employees nor representatives of stockholders owning more than one percent (1%) of the outstanding shares of the Company in accordance with the provisions of Section 8 hereof. An Employee, Consultant or Outside Director who has been granted an Award may, if he or she is otherwise eligible, be granted an additional Award or Awards.

6. Limitations.

(a) Exercise Price; Repricing. No Awards of Options or Stock Appreciation Rights may be granted with an exercise price or purchase price that is less than 100% of the Fair Market Value per share on the date of grant. The Administrator may not modify or amend an Option or Stock Appreciation Right to reduce the exercise price of such Option or Stock Appreciation Right after it has been granted (except for adjustments made pursuant to Section 15) nor may the Administrator cancel any outstanding Option or Stock Appreciation Right and immediately replace it with a new Option or Stock Appreciation Right with a lower exercise price, unless, in either case, such action is approved by the Company’s stockholders.

(b) Outside Directors.

(i) No Awards may be granted to Outside Directors owning more than one percent (1%) of the outstanding shares of the Company.

(ii) No Options will be granted to Directors who are also Employees pursuant to the provisions of Section 8. The provisions set forth in Section 8 hereof shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974 as amended, or the rules or regulations promulgated thereunder.

(c) Section 162(m).

(i) The President and/ or Chief Executive Officer of the Company shall not be granted, in any fiscal year of the Company, Options to purchase more than 1,500,000 Shares, and no other Employee shall be granted, in any fiscal year of the Company, Options to purchase more than 500,000 Shares.

(ii) During any fiscal year of the Company, no Participant will receive more than an aggregate of 250,000 Shares of Restricted Stock; provided, however, that in connection with a

Participant’s initial service as an Employee, an Employee may be granted an aggregate of up to an additional 250,000 Shares of Restricted Stock.

(iii) During any fiscal year of the Company, no Participant will receive more than an aggregate of 250,000 Restricted Stock Units; provided, however, that in connection with a Participant’s initial service as an Employee, an Employee may be granted an aggregate of up to an additional 250,000 Restricted Stock Units.

(iv) The President and/ or Chief Executive Officer of the Company shall not be granted, in any fiscal year of the Company, Stock Appreciation Rights to purchase more than 750,000 Shares, and no other Employee shall be granted, in any fiscal year of the Company, Stock Appreciation Rights to purchase more than 250,000 Shares.

(v) During any fiscal year, (a) no Participant will receive Performance Units having an initial value greater than $250,000, and (b) no Participant will receive more than 250,000 Performance Shares. Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, an Employee may be granted up to an additional 250,000 Performance Shares.

(d) Incentive Stock Options.

(i) Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate fair market value of Shares subject to an Optionee’s incentive stock options granted by the Company, any Parent or Subsidiary, which become exercisable for the first time during any calendar year (under all plans or programs of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(d)(i), incentive stock options shall be taken into account in the order in which they were granted, and the fair market value of the Shares shall be determined as of the time of grant.

(ii) In the case of an Incentive Stock Option granted to an Employee who, at the time of grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the fair market value per Share on the date of grant.

(iii) The term of each Incentive Stock Option shall be ten (10) years from the date of grant thereof or such shorter term as may be provided by the Administrator. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter time as may be provided by the Administrator, or (b) if the Option is not an Incentive Stock Option, the term of the Option shall be five (5) years and one (1) day from the date of grant thereof or such shorter term as may be provided by the Administrator.

(e) Term of Nonstatutory Stock Option. The term of each Nonstatutory Stock Option shall be ten (10) years and one (1) day from the date of grant thereof or such shorter term as may be provided by the Administrator. In the case of a Nonstatutory Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary the Option is not an Incentive Stock Option, the term of the Option shall be five (5) years and one (1) day from the date of grant thereof or such shorter term as may be provided by the Administrator.

(f) Reload Awards. The Administrator will not be permitted to grant an Option with a “reload” feature whereby a Participant who exercises an Option with Shares is immediately and automatically granted a new Option for the number of Shares used to exercise the original Option and with the same terms as the original Option, except with an exercise price equal to the then Fair Market Value.

7. Stock Options.

(a) Limitations.

(i) The following limitations shall apply to grants of Options under the Program (defined below):

(A) The President and/ or Chief Executive Officer of the Company shall not be granted, in any fiscal year of the Company, options to purchase more than 1,500,000 Shares, and no other Employee shall be granted, in any fiscal year of the Company, Options to purchase more than 500,000 Shares.

(B) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15.

(C) The foregoing limitations set forth in this Section 7(a) are intended to satisfy the requirements applicable to Options intended to qualify as “performance-based compensation” (within the meaning of Section 162(m) of the Code). In the event the Administrator determines that such limitations are not required to qualify Options as performance-based compensation, the Administrator may modify or eliminate such limitations.

(b) Option Exercise Price and Consideration.

(i) The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Administrator, but in no event shall it be less than 100% of the fair market value per Share on the date of grant. In the case of an Incentive Stock Option granted to an Employee who, at the time of grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the fair market value per Share on the date of grant.

(ii) The fair market value shall be determined by the Administrator; provided, however, in the event that the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its fair market value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the trading day that is the time of determination (or if such time of determination does not occur on a trading day, the last trading day prior to the time of determination), as reported in THE WALL STREET JOURNAL or such other source as the Administrator deems reliable; or in the event that the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the fair market value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in THE WALL STREET JOURNAL or such other source as the Administrator deems reliable.

(iii) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board and may consist entirely of:

(A) cash,

(B) check,

(C) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale proceeds required to pay the exercise price, or

(D) any combination of such methods of payment.

In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

However, with respect to Options granted to certain Outside Directors pursuant to Section 8 hereof, the consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall consist entirely of the types of consideration listed in Section 7(b)(iii)(A), (B), (C), (D) and (E) above.

(c) Term of Option. The term of each Option shall be ten (10) years from the date of grant thereof or such shorter term as may be provided by the Administrator. The term of each Option that is not an Incentive Stock Option shall be ten (10) years and one (1) day from the date of grant thereof or such shorter term as may be provided by the Administrator. However, in the case of an Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, (a) if the Option is an Incentive Stock Option, the term of the Option shall be five (5) years from the date of grant thereof or such shorter time as may be provided by the Administrator, or (b) if the Option is not an Incentive Stock Option, the term of the Option shall be five (5) years and one (1) day from the date of grant thereof or such shorter term as may be provided by the Administrator. However, with respect to Options granted to certain Outside Directors pursuant to Section 8 hereof the term shall be as stated in such Section.

(d) Exercise of Option.

(i) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder, except for Options granted to certain Outside Directors in accordance with Section 8, shall be exercisable at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company and/or the Optionee, and shall be permissible under the terms of the Program.

(A) An Option may not be exercised for a fraction of a Share.

(B) An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company either by a signed writing or electronic transmission in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised, together with any applicable withholding taxes, has been received by the Company. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 7(b)(iii) of the Program. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, which issuance shall be made as soon as is practicable, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 15 of the Program.

(C) Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Program and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii) Termination of Status as an Employee, Consultant or Outside Director. Unless otherwise provided by the Administrator, in the event of termination of an Optionee’s Continuous Status as an Employee, Consultant or Outside Director, such Optionee may, but only within ninety (90) days (or, for Options not granted pursuant to Section 8 hereof, for such other period of time, not exceeding 90 days in the case of an Incentive Stock Option or six (6) months in the case of a Nonstatutory Stock Option, as is determined by the Administrator, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) after the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent that the Optionee was entitled to exercise it as of the date of such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of such termination, or if the Optionee does not exercise such Option (which the Optionee was entitled to exercise) within the time specified herein, the Option shall terminate.

(iii) Disability of Optionee. Notwithstanding the provisions of Section 7(d)(ii) above, unless otherwise provided by the Administrator, in the event of termination of an Optionee’s Continuous Status as an Employee, Consultant or Outside Director as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Code), the Optionee may, until the date of expiration of the term of such Option as set forth in the Option Agreement (or such shorter period of time as provided by the Administrator), exercise his or her Option to the extent the Optionee was entitled to exercise it at the date of such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of termination, or if the Optionee does not exercise such Option (which the Optionee was entitled to exercise) within the time specified herein, the Option shall terminate.

(iv) Death of Optionee. In the event of the death of an Optionee:

(A) during the term of the Option, where the Optionee is at the time of his or her death an Employee, Consultant or Outside Director of the Company and where such Optionee shall have been in Continuous Status as an Employee, Consultant or Outside Director since the date of grant of the Option, the Option may be exercised, at any time within one (1) year following the date of death, by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, to the extent that he or she was entitled to exercise it at the date of death; or

(B) within ninety (90) days after the termination of Continuous Status as an Employee, Consultant or Outside Director by the Company without cause, the Option may be exercised, at any time within one (1) year following the date of death, by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

(v) Retirement. Notwithstanding the provisions of Section 7(d)(ii) above, unless otherwise provided by the Administrator, in the event of termination of an Optionee’s Continuous Status as an Employee, Consultant or Outside Director as a result of his or her Retirement, the Optionee may, until the date of expiration of the term of such Option as set forth in the Option Agreement (or such shorter period of time as provided by the Administrator), exercise his or her Option to the extent the Optionee was entitled to exercise it at the date of such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of termination, or if the Optionee does not exercise such Option (which the Optionee was entitled to exercise) within the time specified by the Administrator, the Option shall terminate.

8. Automatic Option Grants to Certain Outside Directors. The provisions set forth in this Section 8 shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974 as amended, or the rules or regulations promulgated thereunder. All grants of Options to Outside Directors under this Program shall be automatic and non-discretionary and shall be made strictly in accordance with the following provisions:

(a) No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of shares to be covered by Options granted to Outside Directors; provided, however, that nothing in this Program shall be construed to prevent an Outside Director from declining to receive an Option under this Program.

(b) Upon a person’s initial election or appointment as an Outside Director, he or she shall automatically receive an Option (the “Initial Director Grant”) to purchase 33,000 Shares; provided, however that an Inside Director who ceases to be an Inside Director but who remains a Director shall not receive such automatic grant.

(c) On the date of each annual meeting of the Company’s stockholders, each person who is then an Outside Director and who was an Outside Director from the date of the previous annual meeting through the date of the current annual meeting, and who is not a representative of stockholders owning more than one percent (1%) of the outstanding shares of the Company shall automatically receive an Option to purchase 17,500 Shares (the “Complete Annual Director Grant”).

(d) Each Outside Director who is not a representative of stockholders owning more than one percent (1%) of the outstanding shares of the Company and who first becomes an Outside Director as of a date other than the date of an annual meeting of the Company’s stockholders shall automatically receive upon the date of the annual stockholder’s meeting immediately following the date he or she first becomes an Outside Director, an Option (the “Partial Director Annual Grant” and collectively with the Complete Annual Grant, the “Annual Director Grants”) to purchase that number of Shares obtained by multiplying 17,500 by a fraction, the numerator of which is the difference obtained by subtracting from twelve (12) the number of whole calendar months that elapse from the date such person first becomes an Outside Director through the date of the annual meeting immediately following the date he or she first becomes an Outside Director and the denominator of which is 12.

(e) On the date of each annual meeting of the Company’s stockholders, each Outside Director who acts as the Chairman of the Board shall automatically receive an Option to purchase 2,500 Shares, if immediately after such meeting, he or she shall continue to serve as the Chairman of the Board (the “Chairman Grant”).

(f) The terms of an Option granted pursuant to this Section 8 shall be as follows:

(i) the term of the Annual Director Grants and the Chairman Grant shall be five (5) years and the term of the Initial Director Grants shall be 10 years;

(ii) except as provided in Sections 7(d)(ii), 7(d)(iii), 7(d)(iv), and 7(d)(v) of this Program, the Option shall be exercisable only while the Outside Director remains a Director;

(iii) the exercise price per share of Common Stock shall be 100% of the fair market value on the date of grant of the Option;

(iv) the Annual Director Grants and the Chairman Grant shall become exercisable in installments cumulatively with respect to twenty-five percent (25%) of the Optioned Stock six months after the date of grant and as to an additional twelve and one-half percent (12.5%) of the Optioned Stock each calendar quarter thereafter, so that one hundred percent (100%) of the Optioned Stock shall be exercisable two years after the date of grant, subject to the Outside Director remaining a Director through each applicable vesting date; provided, however, that in no event shall any Option be exercisable prior to obtaining stockholder approval of the Program.

(v) the Initial Director Grants shall become exercisable in installments cumulatively with respect to twenty-eight percent (28%) of the Optioned Stock one year after the date of grant and as to an additional two percent (2%) of the Optioned Stock each calendar month thereafter, so that one hundred percent (100%) of the Optioned Stock shall be exercisable four years after the date of grant, subject to the Outside Director remaining a Director through each applicable vesting date.

9. Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and provisions of the Program, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Employees or Consultants in such amounts as the Administrator, in its sole discretion, will determine.

(b) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Notwithstanding the foregoing, during any fiscal year no Participant will receive more than an aggregate of 250,000 Shares of Restricted Stock; provided, however, that in connection with a Participant’s initial service as an Employee, an Employee may be granted an aggregate of up to an additional 250,000 Shares of Restricted Stock. Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

(c) Transferability. Except as provided in this Section 9, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d) Vesting Criteria and Other Terms. The Administrator will set the Period of Restriction, which, depending on the extent to which the vesting criteria are met, will determine the number of Shares of Restricted Stock that will be earned by the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment or service), or any other basis determined by the Administrator in its discretion.

(e) Removal of Restrictions. Except as otherwise provided in this Section 9, Shares of Restricted Stock covered by each Restricted Stock grant made under the Program will be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f) Voting Rights. During the Period of Restriction, Employees or Consultants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g) Dividends and Other Distributions. During the Period of Restriction, Employees or Consultants holding Shares of Restricted Stock will not be entitled to receive any dividends or other distributions paid with respect to such, unless the Administrator determines otherwise.

(h) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Program.

10. Restricted Stock Units.

(a) Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. Each Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify such other terms and conditions as the Administrator, in its sole discretion, shall determine, including all terms, conditions, and restrictions related to the grant, the number of Restricted Stock Units and the form of payout, which, subject to Section 10(d), may be left to the discretion of the Administrator. Notwithstanding the anything to the contrary in this subsection (a), during any fiscal year of the Company, no Participant will receive more than an aggregate of 250,000 Restricted Stock Units; provided, however, that in connection with a Participant’s initial service as an Employee, an Employee may be granted an aggregate of up to an additional 250,000 Restricted Stock Units.

(b) Vesting Criteria and Other Terms. The Administrator shall set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment or service), or any other basis determined by the Administrator in its discretion.

(c) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant shall be entitled to receive a payout as specified in the Restricted Stock Unit Award Agreement. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d) Form and Timing of Payment. Payment of earned Restricted Stock Units shall be made as soon as practicable after the date(s) set forth in the Restricted Stock Unit Award Agreement. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof. Shares represented by Restricted Stock Units that are fully paid in cash again shall be available for grant under the Plan.

(e) Cancellation. On the date set forth in the Restricted Stock Unit Award Agreement, all unearned Restricted Stock Units shall be forfeited to the Company.

11. Stock Appreciation Rights.

(a) Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Program, a Stock Appreciation Right may be granted to Employees or Consultants at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b) Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Participant, provided that during any fiscal year, the President and/ or Chief Executive Officer of the Company shall not be granted Stock Appreciation Rights to purchase more than 750,000 Shares, and no other Employee shall be granted Stock Appreciation Rights to purchase more than 250,000 Shares.

(c) Exercise Price and Other Terms. The Administrator, subject to the provisions of the Program, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Program, provided, however, that the exercise price will be not less than one hundred percent (100%) of the fair market value of a Share, determined in accordance with Section 7(b)(ii), on the date of grant.

(d) Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right,

the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e) Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Program will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 7(d) also will apply to Stock Appreciation Rights.

(f) Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in shares of equivalent value, or in some combination thereof.

12. Performance Units and Performance Shares.

(a) Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Employees or Consultants at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units/Shares granted to each Participant provided that during any fiscal year, (a) no Participant will receive Performance Units having an initial value greater than $250,000, and (b) no Participant will receive more than 250,000 Performance Shares. Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, an Employee may be granted up to an additional 250,000 Performance Shares.

(b) Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the fair market value of a Share, determined in accordance with Section 7(b)(ii), on the date of grant.

(c) Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Participant. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, or any other basis determined by the Administrator in its discretion. Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(d) Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

(e) Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f) Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Program.

13. Performance Goals. Awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units and other incentives under the Program may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement (“Performance Goals”) including, but not limited to, cash flow; cash position; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per Share; economic profit; economic value added; equity or stockholder’s equity; market share; net income; net profit; net sales; operating earnings; operating income; profit before tax; ratio of debt to debt plus equity; ratio of operating earnings to capital spending; sales growth; return on net assets; or total return to stockholders. Any Performance Goals may be used to measure the performance of the Company as a whole or a business unit of the Company and may be measured relative to a peer group or index. The Performance Goals may differ from Participant to Participant and from Award to Award. Prior to the Determination Date, the Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant. In all other respects, Performance Goals will be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, or under a methodology established by the Administrator prior to the issuance of an Award, which is consistently applied and identified in the financial statements, including footnotes, or the management discussion and analysis section of the Company’s annual report.

14. Non-Transferability of Awards. During the lifetime of the Participant, an Award shall be exercisable only by the Participant or the Participant’s guardian, legal representative or permitted transferees. Except as specified below, no Award may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. At the sole discretion of the Administrator, and subject to such terms and conditions as the Administrator deems advisable, the Administrator may allow (a) the transfer of a Nonstatutory Stock Option to an Participant’s spouse, former spouse or dependent pursuant to a court-approved domestic relations order which relates to the provision of child support, alimony payments or marital property rights and (b) the transfer of a Nonstatutory Stock Option by bona fide gift and not for any consideration, to (i) a member or members of the Participant’s Immediate Family, (ii) a trust established for the exclusive benefit of the Participant and/or member(s) of the Participant’s Immediate Family, (iii) a partnership, limited liability company of other entity whose only partners or members are the Participant and/or member(s) of the Participant’s Immediate Family, or (iv) a foundation in which the Participant and/or member(s) of the Participant’s Immediate Family control the management of the foundation’s assets. “Immediate Family” as used herein means the spouse, lineal descendants, father, mother, brothers and sisters of the Participant. In such case, the transferee shall receive and hold the Option subject to the provisions of this Section 14, and there shall be no further assignation or transfer of the Option. The terms of Options granted hereunder shall be binding upon the transferees, purchasers, executors, administrators, heirs, successors and assigns of the Participant.

15. Adjustments Upon Changes In Capitalization or Merger. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Award,

and the number of shares of Common Stock which have been authorized for issuance under the Program but as to which no Awards have yet been granted or which have been returned to the Program upon cancellation or expiration of an Award, as well as the price per share of Common Stock covered by each such outstanding Award, shall be proportionately adjusted for any change in or increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other change in or increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

In the event of the proposed dissolution or liquidation of the Company, the Board shall notify the holder of an Award at least fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised, the Award will terminate immediately prior to the consummation of such proposed action.

In the event of a merger of the Company with or into another corporation, or the sale of all or substantially all of the Company’s assets, the Award shall be assumed or an equivalent award shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Administrator determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that (i) the Participant shall have the right to exercise the Award as to all of his or her Outstanding Options and Stock Appreciation Rights, including as to Shares as to which such Award would not otherwise be exercisable, (ii) all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Performance Shares and Performance Units, all Performance Goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or asset sale, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be fully vested and exercisable for thirty (30) days (or such other period of time as the Administrator may determine) from the date of such notice, and the Option or Stock Appreciation Right will terminate upon the expiration of such period; provided, however, that notwithstanding any other provision of this Program, Options granted pursuant to Section 8 hereof shall, in the event of a merger of the Company with or into another corporation or the sale of all or substantially all of the Company’s assets, be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation; provided, further, however, that in the event the successor corporation or a parent or subsidiary of such successor corporation refuses to so assume or substitute such Options, such Options shall become fully vested and exercisable including as to Shares as to which such Options would not otherwise be exercisable. For the purposes of this paragraph, an Award shall be considered assumed if, following the merger or asset sale, the Award confers the right to purchase, for each Share subject to the Award immediately prior to the merger or asset sale, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to pay cash or a Restricted Stock Unit, Performance Share or Performance Unit which the Administrator can determine to pay in cash, received in the merger or asset sale by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Appreciation Right or upon the payout of a Restricted

Stock Unit, Performance Share or Performance Unit, for each Share subject to the Award (or in the case of Restricted Stock Units and Performance Units, the number of implied Shares determined by dividing the value of the Restricted Stock Units and Performance Units by the per share consideration received by holders of Common Stock in the merger or sale of assets), to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

Notwithstanding anything in this Section 15 to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the successor corporation’s post-merger or sale of assets corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

16. Time of Granting Awards. The date of grant of an Award shall be the date on which the Administrator makes the determination granting such Award, except with respect to the date of grant of Options to certain Outside Directors, which is set by the terms of the Program. Notice of the determination shall be given to each Participant to whom an Award is granted within a reasonable time after the date of such grant.

17. No Effect on Employment or Service. Neither the Program nor any Award shall confer upon any Participant any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with the Participant’s right or the Company’s right to terminate such employment or consulting relationship at any time with or without cause.

18. Amendment and Termination of the Program.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Program.

(b) Stockholder Approval. The Company shall obtain stockholder approval of any Program amendment, including, without limitation, the addition of Shares for issuance under the Program, to the extent necessary and desirable to comply with Applicable Laws. Such stockholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the Applicable Law.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Program shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company.

19. Term of Program. The Program shall become effective upon the earlier to occur of its adoption by the Board or its approval by vote of the stockholders of the Company as described in Section 23 of the Program. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 18 of the Program.

20. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an Award, the Company may require the person exercising such Award or making such purchase to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

21. Reservation of Shares. The Company, during the term of this Program, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Program.

22. Inability to Obtain Authority. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

23. Stockholder Approval. Continuance of the Program shall be subject to approval by the stockholders of the Company within twelve months before or after the date the Program is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under applicable federal and state law.

APPENDIX B

TRIQUINT SEMICONDUCTOR, INC.

2007 EMPLOYEE STOCK PURCHASE PLAN

The following constitute the provisions of the 2007 Employee Stock Purchase Plan of TriQuint Semiconductor, Inc.

1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the Plan, accordingly, will be construed so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code.

2. Definitions.

(a) “Administrator” means the Board or any Committee designated by the Board to administer the Plan pursuant to Section 14.

(b) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c) “Board” means the Board of Directors of the Company.

(d) “Change in Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(iii) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; or

(iv) A change in the composition of the Board occurring within a two (2)-year period, as a result of which less than a majority of the Directors are Incumbent Directors. “Incumbent Directors” means Directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of Directors to the Company).

(e) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(f) “Committee” means a committee of the Board appointed in accordance with Section 14 hereof.

(g) “Common Stock” means the common stock of the Company.

(h) “Company” means TriQuint Semiconductor, Inc., a Delaware corporation.

(i) “Compensation” means an Employee’s base straight time gross earnings, commissions (to the extent such commissions are an integral, recurring part of compensation), overtime and shift premium, but exclusive of payments for incentive payments, bonuses and other compensation.

(j) “Designated Subsidiary” means any Subsidiary that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan.

(k) “Director” means a member of the Board.

(l) “Eligible Employee” means any individual who is a common law employee of an Employer and is customarily employed for at least twenty (20) hours per week and more than five (5) months in any calendar year by the Employer. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence that the Employer approves. Where the period of leave exceeds ninety (90) days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the ninety-first (91st) day of such leave. The Administrator, in its discretion, from time to time may, prior to an Offering Date for all options to be granted on such Offering Date, determine (on a uniform and nondiscriminatory basis) that the definition of Eligible Employee will or will not include an individual if he or she: (i) has not completed at least two (2) years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (ii) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (iii) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), (iv) is an officer or other manager, or (v) is a highly compensated employee under Section 414(q) of the Code.

(m) “Employer” means any one or all of the Company and its Designated Subsidiaries.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

(o) “Exercise Date” means the first Trading Day on or after June 1 and December 1 of each year. The first Exercise Date under the Plan will be the first Trading Day on or after December 1, 2007. The Administrator, in its discretion, from time to time may, prior to an Offering Date for all options to be granted on such Offering Date, determine (on a uniform and nondiscriminatory basis) when the Exercise Dates will occur during an Offering Period.

(p) “Fair Market Value” means, as of any date and unless the Administrator determines otherwise, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Stock Market, LLC its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value will be the mean of the closing bid and asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof will be determined in good faith by the Administrator.

(q) “Fiscal Year” means the fiscal year of the Company.

(r) “Offering Date” means the first Trading Day of each Offering Period.

(s) “Offering Periods” means the period of time the Administrator may determine prior to an Offering Date, for options to be granted on such Offering Date, during which an option granted under the Plan may be exercised, not to exceed twenty-seven (27) months. Unless the Administrator provides otherwise, Offering Periods will have a duration of approximately six (6) months (i) commencing on the first Trading Day on or after June 1 of each year and terminating on the first Trading Day on or following December 1, approximately six (6) months later, and (ii) commencing on the first Trading Day on or after December 1 of each year and terminating on the first Trading Day on or following June 1, approximately six (6) months later; provided, however, that the first Offering Period under the Plan will commence on the later of (i) the first Trading Day on or after June 1, 2007, or (ii) the first Trading Day on or after the Company’s 2007 Annual Meeting of Stockholders, and will end on the first Trading Day on or after December 1, 2007. The duration and timing of Offering Periods may be changed pursuant to Sections 4 and 20.

(t) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(u) “Plan” means this TriQuint Semiconductor, Inc. 2007 Employee Stock Purchase Plan.

(v) “Purchase Period” means the period during an Offering Period which shares of Common Stock may be purchased on a participant’s behalf in accordance with the terms of the Plan. Unless and until the Administrator provides otherwise, the Purchase Period will have the same duration and coincide with the length of the Offering Period.

(w) “Purchase Price” shall be determined by the Administrator (on a uniform and nondiscriminatory basis) prior to an Offering Date for all options to be granted on such Offering Date, subject to compliance with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule) or pursuant to Section 20. Unless and until the Administrator provides otherwise, the Purchase Price will be equal to eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Offering Date or the Exercise Date, whichever is lower.

(x) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(y) “Trading Day” means a day on which the national stock exchange upon which the Common Stock is listed is open for trading.

3. Eligibility.

(a) First Offering Period. Any individual who is an Eligible Employee immediately prior to the first Offering Period under the Plan will be automatically enrolled in the first Offering Period.

(b) Subsequent Offering Periods. Any individual who is an Eligible Employee on a given Offering Date of any future Offering Period will be eligible to participate in the Plan, subject to the requirements of Section 5.

(c) Limitations. Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee will be granted an option under the Plan (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or any Parent or Subsidiary of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Parent or Subsidiary of the Company accrues at a rate which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the Fair Market Value of the stock at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4. Offering Periods. The Plan will be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after June 1 and December 1 each year, or on such other date as the Administrator will determine; provided, however, that the first Offering Period under the Plan will commence on the later of (i) the first Trading Day on or after June 1, 2007, or (ii) the first Trading Day on or after the Company’s 2007 Annual Meeting of Stockholders, and will end on the first Trading Day on or after December 1, 2007. The Administrator will have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5. Participation.

(a) First Offering Period. An Eligible Employee who has become a participant in the first Offering Period under the Plan pursuant to Section 3(a) will be entitled to continue his or her participation in such Offering Period only if he or she submits to the Company’s payroll office (or its designee) a properly completed subscription agreement authorizing payroll deductions in the form provided by the Administrator for such purpose or following an electronic or other enrollment procedure prescribed by the Administrator (i) no earlier than the effective date of the filing of the Company’s Registration Statement on Form S-8 with respect to the shares of Common Stock issuable under the Plan (the “Effective Date”) and (ii) no later than ten (10) business days from the Effective Date or such other period of time as the Administrator may determine (the “Enrollment Window”). A participant’s failure to submit the subscription agreement during the Enrollment Window pursuant to this Section 5(a) will result in the automatic termination of his or her participation in the first Offering Period under the Plan.

(b) Subsequent Offering Periods. An Eligible Employee who is eligible to participate in the Plan pursuant to Section 3(b) may become a participant by (i) submitting to the Company’s payroll office (or its designee), on or before a date prescribed by the Administrator prior to an applicable Offering Date, a properly completed subscription agreement authorizing payroll deductions in the form provided by the Administrator for such purpose, or (ii) following an electronic or other enrollment procedure prescribed by the Administrator.

6. Payroll Deductions.

(a) At the time a participant enrolls in the Plan pursuant to Section 5, he or she will elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding fifteen percent (15%) of the Compensation which he or she receives on each pay day during the Offering Period; provided, however, that should a pay day occur on an Exercise Date, a participant will have the payroll deductions made on such day applied to his or her account under the subsequent Offering Period. A participant’s subscription agreement will remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

(b) Payroll deductions authorized by a participant will commence on the first pay day following the Offering Date and will end on the last pay day prior to the Exercise Date of such Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof; provided, however, that for the first Offering Period under the Plan, payroll deductions will commence on the first pay day on or following the Enrollment Window.

(c) All payroll deductions made for a participant will be credited to his or her account under the Plan and will be withheld in whole percentages only. A participant may not make any additional payments into such account.

(d) A participant may discontinue his or her participation in the Plan as provided in Section 10, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by (i) properly completing and submitting to the Company’s payroll office (or its designee), on or before a date prescribed by the Administrator prior to an applicable Exercise Date, a new subscription agreement authorizing the change in payroll deduction rate in the form provided by the Administrator for such purpose, or (ii) following an electronic or other procedure prescribed by the Administrator. If a participant has not followed such procedures to change the rate of payroll deductions, the rate of his or her payroll deductions will continue at the originally elected rate throughout the Offering Period and future Offering Periods (unless terminated as provided in Section 10). The Administrator may, in its sole discretion, limit the nature and/or number of payroll deduction rate changes that may be made by participants during any Offering Period. Any change in payroll deduction rate made pursuant to this Section 6(d) will be effective as of the first full payroll period following five (5) business days after the date on which the change is made by the participant (unless the Administrator, in its sole discretion, elects to process a given change in payroll deduction rate more quickly).

(e) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(c), or if the Administrator reasonably anticipates a participant has contributed a sufficient amount to purchase a number of shares of Common Stock equal to or in excess of the applicable limit for such Offering Period (as set forth in Section 7 or as established by the Administrator), a participant’s payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period. Subject to Section 423(b)(8) of the Code and Section 3(c) hereof, or for participants who have had their contributions reduced due to the applicable limits on the maximum number of shares that may be purchased in any Offering Period, payroll deductions will recommence at the rate originally elected by the participant effective as of the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10.

(f) At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s or Employer’s federal, state, or any other tax liability payable to any authority, national insurance, social security or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company or the Employer may, but will not be obligated to, withhold from the participant’s compensation the amount necessary for the Company or the Employer to meet applicable withholding obligations, including any withholding required to make available to the Company or the Employer any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Eligible Employee.

7. Grant of Option. On the Offering Date of each Offering Period, each Eligible Employee participating in such Offering Period will be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such Eligible Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the Eligible Employee’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event will an Eligible Employee be permitted to purchase during each Offering Period more than twenty thousand (20,000) shares of the Common Stock (subject to any adjustment pursuant to Section 19), and provided further that such purchase will be subject to the limitations set forth in Sections 3(c) and 13. The Eligible Employee may accept the grant of such option (i) with respect to the first Offering Period under the Plan, by submitting a properly completed subscription agreement in accordance with the requirements of Section 5(a) on or before the last day of the Enrollment Window, and (ii) with respect to any future Offering Period under the Plan, by electing to participate in the Plan in accordance with the requirements of Section 5(b). The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that a participant may purchase during each Offering Period. Exercise of the option will occur as provided in Section 8, unless the participant has withdrawn pursuant to Section 10. The option will expire on the last day of the Offering Period.

8. Exercise of Option.

(a) Unless a participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares of Common Stock will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the option will be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares of Common Stock will be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share will be retained in the participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in Section 10. Any other funds left over in a participant’s account after the Exercise Date will be returned to the participant. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

(b) Notwithstanding any contrary Plan provision, if the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Offering Date of the applicable Offering Period, or (ii) the number of shares of Common Stock available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Offering Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and either (x) continue all Offering Periods then in effect or (y) terminate any or all Offering Periods then in effect pursuant to Section 20. The Company may make a pro rata allocation of the shares available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Offering Date.

9. Delivery. As soon as administratively practicable after each Exercise Date on which a purchase of shares of Common Stock occurs, the Company will arrange the delivery to each participant, as appropriate, the shares purchased upon exercise of his or her option in a form determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator. The Company may permit or require that shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares. No participant will have any voting, dividend, or other stockholder rights with respect to shares of Common Stock subject to any option granted under the Plan until such shares have been purchased and delivered to the participant as provided in this Section 9.

10. Withdrawal.

(a) Pursuant to procedures established by the Administrator, a participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by (i) submitting to the Company’s payroll office (or its designee) a written notice of withdrawal in the form prescribed by the Administrator for such purpose, or (ii) following an electronic or other withdrawal procedure prescribed by the Administrator. All of the participant’s payroll deductions credited to his or her account will be paid to such participant as promptly as practicable after the effective date of his or her withdrawal and such participant’s option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the participant re-enrolls in the Plan in accordance with the provisions of Section 5.

(b) A participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

11. Termination of Employment. Upon a participant’s ceasing to be an Eligible Employee, for any reason, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant’s account during the Offering Period but not yet used to purchase shares of Common Stock under the Plan will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15, and such participant’s option will be automatically terminated.

12. Interest. No interest will accrue on the payroll deductions of a participant in the Plan.

13. Stock.

(a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of Common Stock which will be made available for sale under the Plan will be 2,000,000 shares, plus an annual increase to be added on the first day of the Fiscal Year beginning with the 2008 Fiscal Year, equal to the least of (i) 3,000,000 shares of Common Stock, (ii) 1.5 percent (1.5%) of the outstanding shares of Common Stock on such date or (iii) an amount determined by the Administrator.

(b) Until the shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a participant will only have the rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a stockholder will exist with respect to such shares.

(c) Shares of Common Stock to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

14. Administration. The Plan will be administered by the Board or a Committee appointed by the Board, which Committee will be constituted to comply with Applicable Laws. The Administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Administrator will, to the full extent permitted by law, be final and binding upon all parties. Notwithstanding any provision to the contrary in this Plan, the Administrator may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for jurisdictions outside of the United States. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of payroll deductions, making of contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold payroll deductions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates which vary with local requirements.

15. Designation of Beneficiary.

(a) A participant may designate a beneficiary who is to receive any shares of Common Stock and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may designate a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent will be required for such designation to be effective.

(b) Such designation of beneficiary may be changed by the participant at any time by notice in a form determined by the Administrator. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company will deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

(c) All beneficiary designations under this Section 15 will be made in such form and manner as the Administrator may prescribe from time to time.

16. Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15) by the participant. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw from an Offering Period in accordance with Section 10.

17. Use of Funds. The Company may use all payroll deductions received or held by it under the Plan for any corporate purpose, and the Company will not be obligated to segregate such payroll deductions. Until shares of Common Stock are issued, participants will only have the rights of an unsecured creditor with respect to such shares.

18. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Eligible Employees at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.

19. Adjustments, Dissolution, Liquidation, Merger or Change in Control.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock occurs, the Administrator, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, shall, in such manner as it may deem equitable, adjust the number and class of Common Stock which may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised, and the numerical limits of Section 7.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a new Exercise Date (the “New Exercise Date”), and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date will be before the date of the Company’s proposed dissolution or liquidation. The Administrator will notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10.

(c) Merger or Change in Control. In the event of a merger or Change in Control, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period with respect to which such option relates will be shortened by setting a new Exercise Date (the “New Exercise Date”) and will end on the New Exercise Date. The New Exercise Date will occur before the date of the Company’s proposed merger or Change in Control. The Administrator will notify each participant in writing prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10.

20. Amendment or Termination.

(a) The Administrator, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Administrator, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Exercise Date (which may be sooner than originally scheduled, if determined by the Administrator in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 19). If the Offering Periods are terminated prior to expiration, all amounts then credited to participants’ accounts which have not been used to purchase shares of Common Stock will be returned to the participants (without interest thereon, except as otherwise required under local laws) as soon as administratively practicable.

(b) Without stockholder consent and without limiting Section 20(a), the Administrator will be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.

(c) In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i) amending the Plan to conform with the safe harbor definition under Statement of Financial Accounting Standards 123(R), including with respect to an Offering Period underway at the time;

(ii) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(iii) shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action;

(iv) reducing the maximum percentage of Compensation a participant may elect to set aside as payroll deductions; and

(v) reducing the maximum number of Shares a participant may purchase during any Offering Period or Purchase Period.

Such modifications or amendments will not require stockholder approval or the consent of any Plan participants.

21. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22. Conditions Upon Issuance of Shares. Shares of Common Stock will not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto will comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23. Term of Plan. The Plan will become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It will continue in effect for a term of ten (10) years, unless sooner terminated under Section 20.

24. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

25. Automatic Transfer to Low Price Offering Period. To the extent permitted by Applicable Laws, if the Fair Market Value of the Common Stock on any Exercise Date in an Offering Period is lower than the Fair Market Value of the Common Stock on the Offering Date of such Offering Period, then all participants in such Offering Period will be automatically withdrawn from such Offering Period immediately after the exercise of their option on such Exercise Date and automatically re-enrolled in the immediately following Offering Period.

TRIQUINT SEMICONDUCTOR, INC.

Proxy for Annual Meeting of Stockholders to be Held on May 14, 2007

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 20, 2007, and hereby names, constitutes and appoints Ralph G. Quinsey and Stephanie J. Welty, or either of them acting in absence of the other, with full power of substitution, my true and lawful attorneys and proxies for me and in my place and stead to attend the Annual Meeting of the Stockholders of TriQuint Semiconductor, Inc. (“TriQuint”) to be held at 9:00 a.m. on Monday, May 14, 2007, and at any adjournment or postponement thereof, and to vote all the shares of Common Stock held of record in the name of the undersigned on March 26, 2007, with all the powers that the undersigned would possess if personally present.

Upon such other matters as may properly come before or incident to the conduct of the Annual Meeting holders shall vote in such manner as they determine to be in the best interests or TriQuint. TriQuint is not aware of any such matters to be presented for action at the meeting.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF TRIQUINT. IF NO SPECIFIC DIRECTION IS GIVEN AS TO ANY OF THE ABOVE ITEMS, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES NAMED IN PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3 AND FOR PROPOSAL 4.

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

You can now access your TriQuint Semiconductor, Inc. account online.

Access your TriQuint Semiconductor, Inc. shareholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for TriQuint Semiconductor, Inc., now makes it easy and convenient to get current information on your shareholder account.

View account status View payment history for dividends

View certificate history Make address changes

View book-entry information Obtain a duplicate 1099 tax form

Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC

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www.melloninvestor.com/isd/

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

PRINT AUTHORIZATION (THIS BOXED AREA DOES NOT PRINT)

To commence printing on this proxy card please sign, date and fax this card to: 212-691-9013

SIGNATURE:    DATE:    TIME:     Mark this box if you would like the Proxy Card EDGARized: ASCII EDGAR II (HTML)

Registered Quantity (common) 640 Broker Quantity 150

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF TRIQUINT. IF NO SPECIFIC DIRECTION IS GIVEN AS TO ANY OF THE ABOVE ITEMS, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES NAMED IN PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3 AND FOR PROPOSAL 4.

Please Mark Here for Address Change or Comments SEE REVERSE SIDE

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED BELOW.

PROPOSAL 1: Election of Directors

Nominees:

01 Dr. Paul A. Gary

02 Charles Scott Gibson

03 Nicolas Kauser

04 Ralph G. Quinsey

05 Dr. Walden C. Rhines

06 Steven J. Sharp

07 Willis C. Young

FOR all nominees listed (except as marked to the contrary) WITHHOLD AUTHORITY to vote for all nominees listed

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSAL 2.

PROPOSAL 2: To ratify the audit committee’s appointment of KPMG LLP as TriQuint’s independent registered public accounting firm for the year ending December 31, 2007.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSAL 3. PROPOSAL 3: To approve the proposed amendments to the TriQuint Semiconductor,

Inc. 1996 Stock Incentive Program.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSAL 4.

PROPOSAL 4: To approve the adoption of the 2007 employee stock purchase plan, the reservation of shares and the adoption of a provision for an annual increase in the number of shares available for issuance

FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN I (We) plan to attend the meeting Stockholder Name Signature Date    (Instructions: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list above.)

Please sign below exactly as your name appears on this Proxy Card. It shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized person(s). If you receive more than one Proxy Card, please sign and return all such cards in the accompanying envelope.

FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET

http://www.proxyvoting.com/tqnt Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.